                       AMENDED AND RESTATED CREDIT AGREEMENT

          THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 1, 1999, is by and among BASIN EXPLORATION, INC., a Delaware corporation ("Borrower"), NATIONSBANK, N.A. ("NBNA"), a national banking association, U.S. BANK NATIONAL ASSOCIATION ("USB"), a national banking association, and UNION BANK OF CALIFORNIA, N.A., a national banking association ("Union"). Each of NBNA, USB and Union shall act hereunder as a lender with respect to the Loan, as more fully described below; NBNA shall act hereunder as agent, on behalf of NBNA, USB and Union, with respect to the Loan, as more fully described below; and NBNA shall act as collateral agent, on behalf of NBNA, USB and Union, with respect to the Security Documents and any other collateral for the Loan, as more fully described below.

                                      RECITALS

          A. Borrower, NBNA's predecessor, USB and Union entered into an Amended and Restated Credit Agreement dated as of August 6, 1996, as the same has heretofore been amended (the "Prior Credit Agreement"), in order to set forth the terms upon which USB, Union and NBNA's predecessor would make loans to Borrower and issue letters of credit at the request of Borrower and by which such loans and letters of credit would be governed.

          B. Borrower, NBNA, USB and Union wish to enter into this Amended and Restated Credit Agreement in order to amend and restate in their entirety the terms and provisions of the Prior Credit Agreement and to provide for the terms upon which NBNA, USB and Union will make loans to Borrower and issue letters of credit at the request of Borrower and by which such loans and letters of credit will be governed.

                                     AGREEMENT

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                     ARTICLE I

                             DEFINITIONS AND REFERENCES

          Section 1.1. DEFINED TERMS. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the recitals, sections and subsections referred to below:

          "ADVANCE" means any advance to be made to Borrower pursuant to
Article II hereof.

          "AFFILIATE" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.

          "AGENT" means NBNA, in its capacity as agent for Lenders hereunder and any successor Agent appointed and accepting such appointment as described in Article VIII below.

          "AGREEMENT" means this Amended and Restated Credit Agreement.

          "ALTERNATE BASE RATE" means: (a) for any Business Day, the greater of: (1) the Federal Funds Rate for such Business Day, plus 0.50 percentage points per annum, or (2) the Base Rate in effect as of the close of business on such Business Day; and (b) for any day which is not a Business Day, the "Alternate Base Rate" for the immediately preceding Business Day.

          "AMORTIZATION PERIOD" means the time period commencing upon the termination of the Revolving Period and ending four years thereafter.

          "AUTHORIZED OFFICER" means, with respect to any act to be performed or duty to be discharged by or on behalf of any Person who is not an individual, any partner, officer, agent or representative thereof who is at the time in question authorized to perform such act or discharge such duty on behalf of such Person.

          "BASE RATE" means the rate of interest established by Agent from time to time as its "prime rate". Such rate is set by Agent as a general reference rate of interest, taking into account such factors as it may deem appropriate, it being understood that many of Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or the best rate actually charged to any customer, that it may not correspond with further increases and decreases in interest rates charged by other lenders or market rates in general and that Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

          "BASE RATE PORTION" means any portion of the unpaid principal balance of the Loan which is not a Fixed Rate Portion.

          "BASE RATE SPREAD" means: (a) as to that portion of the Loan included in Facility A: (1) for any and all days as to which the Usage Ratio is less than or equal to 90 percent, 0.00 percentage points per annum; and
(2) for any and all days as to which the Usage Ratio is greater than 90 percent, 0.25 percentage points per annum; (b) as to that portion of the Loan included in Facility B: (1) for any and all times through and including May 31, 1999, 3.50 percentage points per annum; and (2) for any and all times after May 31, 1999, 3.75 percentage points per annum.

          "BORROWER" means Basin Exploration, Inc., a Delaware corporation.

          "BORROWING BASE" means, at any time, the sum of the Borrowing Base (Conforming) at that time and the Borrowing Base (Supplemental) at that time.

          "BORROWING BASE (CONFORMING)" means, at any time prior to the Maturity Date, that portion of the Borrowing Base attributable to Facility A, which shall be the aggregate loan value of all Borrowing Base Properties, as determined by Lenders in their sole and absolute discretion, in accordance with the procedures for conforming oil and gas borrowing base loans set forth in Section 3.2 below; provided that the Borrowing Base (Conforming) for the time period from January 1, 1999 through the next determination of the Borrowing Base (Conforming) by Lenders shall be $90,000,000.

          "BORROWING BASE (SUPPLEMENTAL)" means that portion of the Borrowing Base attributable to Facility B, which shall be: (a) at any time prior to June 1, 2000, the supplemental loan value attributable to the Borrowing Base Properties, as determined by Lenders in their sole and absolute discretion, in accordance with the procedures for supplemental oil and gas borrowing base loans set forth in Section 3.2 below; and (b) at any time on or after June 1, 2000, zero; provided that, the Borrowing Base (Supplemental) for the time period from January 1, 1999 through the next determination of the Borrowing Base (Supplemental) by Lenders shall be $40,000,000.

          "BORROWING BASE PROPERTIES" means, at any time, the properties of Borrower which have been reflected as containing proved developed reserves or proved undeveloped reserves in the most recent engineering report submitted by Borrower to Lenders pursuant to Section 6.1(b)(5) below and which have been evaluated by Lenders in making the then-most-recent determination of the Borrowing Base (Conforming) or the Borrowing Base (Supplemental).

          "BUSINESS DAY" means a day on which commercial banks are open for business with the public in Denver, Colorado, in Los Angeles, California and in Dallas, Texas. Any Business Day in any way relating to Fixed Rate Portions (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Lenders, significant transactions in dollars are carried out in the interbank eurocurrency market.

          "CLOSING DATE" means January 5, 1999.

          "COLLATERAL" means all tangible or intangible real or personal property which, under the terms of any Security Document, is or is purported to be covered thereby or subject thereto.

          "COLLATERAL AGENT" means NBNA, in its capacity as the holder of Lenders' Liens on the Collateral on behalf of Lenders and any successor Collateral Agent appointed and accepting such appointment as described in
Article VIII below.

          "COMMITMENT" means the agreement of each Lender to make Advances to Borrower of amounts up to its Proportionate Share of the Commitment Amount on the terms and subject to the conditions hereof.

          "COMMITMENT AMOUNT" means, at any time, the lesser of: (a) the Borrowing Base, or (b) the Maximum Loan Amount.

          "COMMITMENT AMOUNT (FACILITY A)" means, at any time, the lesser of:
(a) the Borrowing Base (Conforming), or (b) the Maximum Loan Amount.

          "COMMITMENT AMOUNT (FACILITY B)" means, at any time, the lesser of:
(a) the Borrowing Base (Supplemental), or (b)(1) the Maximum Loan Amount, minus (2) the Commitment Amount (Facility A).

          "COMMITMENT EXPIRATION DATE (FACILITY A)" means the date after which no further Advances under Facility A are to be made hereunder, which shall be the close of business on the earlier of: (a) the last day of the Revolving Period, or (b) the date of any termination of the Commitment insofar as it relates to Facility A.

          "COMMITMENT EXPIRATION DATE (FACILITY B)" means the date after which no further Advances under Facility B are to be made hereunder, which shall be the close of business on the earlier of: (a) May 31, 2000, or (b) the date of any termination of the Commitment insofar as it relates to Facility B.

          "COMMITMENT FEE RATE" means: (a) as to that portion of the Loan included in Facility A: (1) for any and all days as to which the Usage Ratio is less than or equal to 50 percent, 0.25 percentage points per annum; (2) for any and all days as to which the Usage Ratio is greater than 50 percent but less than or equal to 75 percent, 0.30 percentage points per annum; (3) for any and all days as to which the Usage Ratio is greater than 75 percent but less than or equal to 90 percent, 0.35 percentage points per annum; and
(4) for any and all days as to which the Usage Ratio is greater than 90 percent, 0.375 percentage points per annum; and (b) as to that portion of the Loan included in Facility B, 0.50 percentage points per annum.

          "CONSOLIDATED" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated Affiliates. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated Affiliates.

          "CUMULATIVE NET INCOME" means, with respect to any Person, the sum of such Person's net income, determined in accordance with GAAP, on a Consolidated basis, for each completed fiscal quarter after January 1, 1999.

          "CURRENT RATIO" means, at any time and from time to time, the ratio of: (a) Borrower's current assets, including without limitation any and all undrawn amounts then available for borrowing hereunder by Borrower; to (b) Borrower's current liabilities (excluding current maturities of long-term debt), all determined on a Consolidated basis and in accordance with GAAP.

          "DEBT" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether primary or secondary, direct or indirect, absolute or contingent.

          "DEFAULT" means any Event of Default and any default, event or condition which would, with the giving of any requisite Default Notice and/or the passage of any requisite Grace Period, constitute an Event of Default.

          "DEFAULT NOTICE" has the meaning given such term in Section 7.1 below.

          "DISCLOSURE SCHEDULE" means: (a) Schedule 1 attached hereto, and
(b) any documents listed on such Schedule 1 and expressly incorporated therein by reference, so long as

Borrower has heretofore delivered true and correct copies of such documents to Lenders. Insofar as any representations and warranties made herein are incorporated by reference or otherwise remade in Loan Documents delivered as of a date after the date hereof, the term "Disclosure Schedule" shall in such representations and warranties be deemed to refer to all documents, instruments or other writings which have at the time in question been delivered to Lenders in connection with the transactions contemplated herein.

          "DISTRIBUTION" means any dividend payable in cash or property with respect to any shares of capital stock of any Person (other than dividends payable in shares of the same class of common, preferred or other capital stock as the shares upon which the dividend is being paid), any other distribution made with respect to any shares of capital stock of any Person, or any purchase, redemption or retirement of, or other payment with respect to, any shares of capital stock of any Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

          "ERISA PLAN" means any pension benefit plan subject to Title IV of ERISA maintained by Borrower or any Affiliate of Borrower to which Borrower is required to contribute.

          "EURODOLLAR RATE" means, with respect to each particular Fixed Rate Portion and the related Interest Period, the rate of interest per annum (expressed as a percentage) determined by Lenders, in accordance with their customary practices, to be representative of the rates at which deposits of U.S. dollars are offered to Agent at approximately 9:00 a.m., Dallas, Texas time, two Business Days prior to the first day of such Interest Period (by prime banks in the interbank eurocurrency market which have been selected by Agent in accordance with their customary practices) for delivery on the first day of such Interest Period in an amount equal or comparable to the amount of such Fixed Rate Portion and for a period of time equal or comparable to the length of such Interest Period. The Eurodollar Rate determined by Agent with respect to a particular Fixed Rate Portion shall be fixed at such rate for the duration of the associated Interest Period. If Agent is unable so to determine the Eurodollar Rate for any Fixed Rate Portion, or if the associated Fixed Rate would cause the interest limitations set forth in
Section 9.6 below to be applicable, Borrower shall be deemed not to have elected such Fixed Rate Portion.

          "EVENT OF DEFAULT" has the meaning given such term in Section 7.1 below.

          "FACILITY A" means, at any time, that portion of the Loan which has been identified as being part of Facility A at the times that the Advances or Letters of Credit comprising such portion of the Loan were requested.

          "FACILITY B" means, at any time, that portion of the Loan which has been identified as being part of Facility B at the times that the Advances or Letters of Credit comprising such portion of the Loan were requested.

          "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 0.01 of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas, Texas on the Business Day next succeeding such day, provided that: (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions, as determined by Agent.

          "FISCAL QUARTER" means a three-month period ending on the last day of March, June, September or December of any year.

          "FISCAL YEAR" means a twelve-month period ending on December 31 of any year.

          "FIXED RATE" means, with respect to each particular Fixed Rate Portion and the associated Eurodollar Rate and Reserve Requirement, the rate of interest per annum calculated by Agent (rounded upward, if necessary, to the next higher 0.01 percent) determined pursuant to the following formula:

                           EURODOLLAR RATE
         Fixed   =  ----------------------------   +  Fixed Rate
         Rate       1.00  -  Reserve Requirement       Spread

If the Reserve Requirement changes during the Interest Period for a Fixed Rate Portion, Agent may, at its option, either change the Fixed Rate for such Fixed Rate Portion or leave it unchanged for the duration of such Interest Period. The Fixed Rate for any Fixed Rate Portion (other than Fixed Rate Portions in outstanding and unexpired Interest Periods) shall change only if Lenders receive notice from Borrower that the Usage Ratio has increased or decreased pursuant to Section 6.1(p) below; provided, however, that Lenders may make such change without receiving notice from Borrower based on information then available to Lenders, but Lenders will have no obligation to do so.

          "FIXED RATE PORTION" means any portion of the unpaid principal balance of the Loan which Borrower designates as such in a Rate Election.

          "FIXED RATE SPREAD" means: (a) as to that portion of the Loan included in Facility A: (1) for any and all days as to which the Usage Ratio is less than or equal to 50 percent, 0.75 percentage points per annum; (2) for any and all days as to which the Usage Ratio is greater than 50 percent but less than or equal to 75 percent, 1.00 percentage points per annum; (3) for any and all days as to which the Usage Ratio is greater than 75 percent but less than or equal to 90 percent, 1.25 percentage points per annum; and
(4) for any and all days as to which the Usage Ratio is greater than 90 percent, 1.50 percentage points per annum; and (b) as to that portion of the Loan included in Facility B: (1) for any and all times through and including May 31, 1999, 4.75 percentage points per annum; and (2) for any and all times after May 31, 1999, 5.00 percentage points per annum.

          "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated Affiliates, (a) are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements, and (b) are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in financial position, of Borrower and, on a Consolidated basis, of Borrower and its Consolidated Affiliates.

          "GRACE PERIOD" shall have the meaning given such term in Section
7.1 below.

          "HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities of such Person under: (a) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and all other agreements and arrangements designed to protect such Person against fluctuations in interest rates, or (b) commodity hedge, commodity swap, exchange, collar or cap agreements, fixed price agreements and all other agreements and arrangements designed to protect such Person against fluctuations in the price of oil, gas or other hydrocarbons.

          "INITIAL ENGINEERING REPORT" means a report prepared as of December 1, 1998, prepared by Borrower, true and correct copies of which have been furnished to Lenders.

          "INITIAL FINANCIAL STATEMENTS" means (a) the audited annual Consolidated financial statements of Borrower, dated as of December 31, 1997, and (b) the quarterly Consolidated financial statements of Borrower dated as of March 31, 1998, June 30, 1998 and September 30, 1998, copies of all of which Initial Financial Statements have heretofore been delivered by Borrower to Lenders.

          "INTEREST PERIOD" means, with respect to each particular Fixed Rate Portion, a period of one, two, three, six or twelve months, as specified in the Rate Election applicable thereto, beginning on and including the date specified in such Rate Election (which must be a Business Day) and ending on but not including the date which corresponds numerically to such beginning date one, two, three, six or twelve months thereafter (or if such month has no numerically corresponding date, on the last Business Day of such month); provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day. No Interest Period may be elected which would end after the date on which the Loan is due and payable in full.

          "LATE PAYMENT RATE" means, at the option of Lenders in each particular instance and as to any particular portion of the Loan: (a) the interest rate that would otherwise have been applicable to that portion of the Loan plus two percentage points per annum, or (b) any other rate of interest which may, with respect to the Obligation in question, be provided for in any other applicable Loan Document.

          "LENDERS" means NBNA, USB and Union and their respective permitted successors and assigns, in their respective capacities as lenders of the Loan.

          "LETTER OF CREDIT" means a standby or commercial letter of credit requested by Borrower and agreed to be issued by Lenders pursuant to Article II below. Any and all Letters of Credit shall actually be issued in the name of Agent, but any such issuance shall be on behalf of all Lenders, and each Lender shall participate in the risks and benefits relating to each such Letter of Credit to the extent of such Lender's Proportionate Share.

          "LIEN" means, with respect to any property or assets, any right or interest therein of a creditor to secure Debt owed to him or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows him to have such Debt satisfied out of such property or assets prior to the general creditors of any owner thereof, including without limitation any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business.

          "LOAN" has the meaning given such term in Section 2.1 below.

          "LOAN DOCUMENTS" means this Agreement, the Security Documents, the Notes, Letters of Credit, applications for Letters of Credit, the Transfer Orders and all other agreements, certificates, legal opinions and other documents, instruments and writings heretofore or hereafter delivered in connection herewith or therewith.

          "MAJORITY LENDERS" means any two or more Lenders whose aggregate Proportionate Shares are not less than two-thirds.

          "MATURITY DATE" means the last day of the Amortization Period.

          "MAXIMUM LOAN AMOUNT" means, at any time, $110,000,000; provided that, upon the request of Borrower, Lenders may, in their sole discretion, increase said amount to an amount not greater than $200,000,000 by giving written notice of such increase to Borrower, but nothing contained in this Agreement, the Notes or any other Loan Document shall be deemed to commit or require Lenders to grant any such increase; provided further that, at any time prior to the end of the Revolving Period, Borrower may irrevocably elect, by giving written notice to Lenders, to decrease the Maximum Loan Amount to an amount less than the Maximum Loan Amount theretofore in effect.

          "NON-RECOURSE DEBT" means any and all indebtedness and other obligations of Borrower, to the extent that the rights of the holders thereof to enforce the indebtedness and other obligations of Borrower thereunder are limited to certain specific assets of Borrower and such holders have no recourse beyond such specific assets to the general credit of Borrower, all upon terms which are satisfactory in form and substance to Lenders.

          "NOTES" means: (a) the Promissory Note of even date herewith, made by Borrower, payable to the order of NBNA, substantially in the form of Exhibit A-1 attached hereto and made a part hereof, (b) the Promissory Note of even date herewith, made by Borrower, payable to the order of USB, substantially in the form of Exhibit A-2 attached hereto and made a part hereof, and (c) the Promissory Note of even date herewith, made by Borrower, payable to the order of Union, substantially in the form of Exhibit A-3 attached hereto and made a part hereof, all as now in effect or as hereafter amended, modified, extended, restated or replaced.

          "OBLIGATIONS" means all Debt from time to time owing by Borrower to any Lender under or pursuant to any of the Loan Documents. "OBLIGATION" means any part of the Obligations.

          "PAYMENT AMOUNT" means: (a) with respect to any Payment Date during the Revolving Period, the amount of interest accrued on the Base Rate Portion through such Payment Date; and (b) with respect to any Payment Date during the Amortization Period, 6.25 percent of the outstanding principal balance of the Loan as of the end of the Revolving Period plus interest accrued on the Base Rate Portion through such Payment Date.

          "PAYMENT DATE" means: (a) the last day of each February, May, August and November, commencing February 28, 1999, and (b) if all Obligations due and payable on any such date are not then paid, each succeeding day until all due and payable Obligations are paid in full.

          "PERMITTED INVESTMENT" means:

          (a) Any evidence of indebtedness issued or guaranteed by the United States Government, maturing not more than one year after the date of acquisition by Borrower; or

          (b) Commercial paper, maturing not more than nine months from the date of issuance thereof, which is issued by: (1) a corporation (other than an Affiliate of Borrower) organized under the laws of any state of the United States or of the District of Columbia and rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or (2) any Lender (or its holding company); or

          (c) Any certificate of deposit, maturing not more than one year from the date of issuance thereof, which is issued by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than U.S. $500,000,000; or

          (d) Any repurchase agreement entered into with a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than U.S. $500,000,000, which: (1) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above, and (2) has a market value at the time such repurchase agreement is entered into of not less than 100 percent of the repurchase obligation of such commercial banking institution thereunder; or

          (e) Any deposit account at a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than U.S. $500,000,000; or

          (f)  Hedging Obligations of Borrower;

          (g) Any other investment owned by Borrower as of the date of this Agreement, so long as Borrower does not increase such investment after the date hereof; or

          (h) Other short-term investments of durations and involving credit risks comparable to the investments described above.

          "PERSON" means an individual, corporation, partnership, association, joint-stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

          "PRIOR CREDIT AGREEMENT" has the meaning given such term in Recital A above.

          "PROHIBITED LIEN" means any Lien not expressly allowed under
Section 6.2(b) below.

          "PROPORTIONATE SHARE" means, for any Lender, the fractional share equal to that Lender's share of all of the rights and obligations of Lenders hereunder, including without limitation the obligations of Lenders to make Advances hereunder and the rights of Lenders to receive payments hereunder. Unless hereafter amended, the Proportionate Share of each Lender shall be as follows:

                         NBNA:   36.363636%
                         USB:    36.363636%
                         Union:  27.272728%

          "RATE ELECTION" has the meaning given such term in Section 2.8 below.

          "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as from time to time in effect.

          "RESERVE REQUIREMENT" means, on any day with respect to each particular Fixed Rate Portion, the maximum reserve requirement, as determined by Lenders (including without limitation any basic, emergency, supplemental, marginal or similar reserves), expressed as a decimal and rounded to the next higher 0.0001, which would then apply to Lenders under Regulation D with respect to "Eurocurrency liabilities" (as such term is defined in Regulation
D) equal in amount to such Fixed Rate Portion, were Lenders to have any such "Eurocurrency liabilities". If such reserve requirement shall change after the date hereof, the Reserve Requirement shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

          "REVOLVING PERIOD" means the time period from the date of this Agreement through November 30, 2001; provided that, upon the request of Borrower, Lenders may, in their sole discretion, extend such time period at any time and from time to time to a date not later than December 31, 2006 by giving written notice of such extension to Borrower, but nothing contained in this Agreement, the Notes or any other Loan Document shall be deemed to commit or require Lenders to grant any such increase.

          "SECURITY DOCUMENTS" means any and all security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by Borrower to, or for the benefit of, Lenders, or any of them, in connection with the Prior Credit Agreement or this Agreement or any transaction contemplated hereby or thereby to secure or guarantee the payment of any part of the Obligations or the performance of any other duties and obligations of Borrower under the Loan Documents, whenever made or delivered.

          "SUBORDINATED DEBT" means any indebtedness or other obligations of Borrower, to the extent that the rights of the holders thereof to enforce the indebtedness and other obligations of Borrower thereunder have been subordinated to the rights of Lenders hereunder or in connection herewith by subordination agreements executed by the holders of the Subordinated Debt and satisfactory in form and substance to Lenders.

          "TERMINATION EVENT" means: (a) the occurrence with respect to any ERISA Plan of (1) a reportable event described in Section 4043(b)(5) of ERISA or (2) any other reportable event described in Section 4043 of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations, or (b) the withdrawal of Borrower or of any Affiliate of Borrower from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

          "TRANSFER ORDERS" means transfer orders in proper form acceptable to Lenders and to the purchasers of production, covering the properties included in the Collateral, directing the purchasers of production to pay proceeds of such properties to Collateral Agent for the account of Borrower.

          "USAGE RATIO" means: (a) for any Business Day, the ratio of: (1) the outstanding principal balance of the Loan as of the close of business on such day plus the face amount of any and all outstanding Letters of Credit as of the close of business on such day, to (2) the Borrowing Base (Conforming) as of the close of business on such day; and (b) for any day which is not a Business Day, the "Usage Ratio" for the immediately preceding Business Day.

          "YEAR 2000 COMPLIANT" has the meaning given such term in Section 5.1(n) below.

          "YEAR 2000 PROBLEM" has the meaning given such term in Section 5.1(n) below.

          Section 1.2. INCORPORATION OF EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to such Schedules for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

          Section 1.3. AMENDMENT OF DEFINED INSTRUMENTS. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions and modifications of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension or modification.

          Section 1.4. REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

          Section 1.5. CALCULATIONS AND DETERMINATIONS. All interest accruing under the Loan Documents shall be calculated on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Unless otherwise expressly provided herein or unless Lenders otherwise consent, all financial statements and reports furnished to Lenders hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP. Each determination by Lenders of amounts to be paid under Sections 2.9 through 2.12 below or any other matters which are to be determined hereunder by Lenders (such as any Eurodollar Rate, Fixed Rate, Business Day, Interest Period or Reserve Requirement) shall, in the absence of manifest error, be conclusive and binding.

                                  ARTICLE II

                                   THE LOAN

          Section 2.1. THE LOAN. (a) Subject to the terms and conditions hereof, each Lender agrees to:

          (1) make its Proportionate Share of advances ("Advances") to Borrower from time to time requested by notice from Borrower to Agent, on behalf of Lenders (as to each of which notices Agent shall give prompt notice to Lenders), not later than 10:00 a.m., Denver, Colorado time on the Business Day on which any such Advance is requested; and

          (2) participate, to the extent of its Proportionate Share, in the issuance of Letters of Credit from time to time requested upon written notice to Agent, on behalf of Lenders (as to each of which notices Agent shall give prompt notice to Lenders), from Borrower no later than five days prior to the requested date of issuance of each such Letter of Credit (any request by Borrower for an Advance or for the issuance of a Letter of Credit being deemed to be a certification that the conditions precedent contained in Sections 4.1 and 4.2 below have been satisfied);

provided that within the limitation of the Commitment Amount and subject to the other terms and provisions hereof, Borrower may borrow, repay and reborrow hereunder; provided further that Lenders shall have no obligation to:

                    (A) make any Advance which has been requested by Borrower to be included in Facility A or issue any Letter of Credit which has been requested by Borrower to be included in Facility A after the Commitment Expiration Date (Facility A);

                    (B) make any Advance which has been requested by Borrower to be included in Facility B or issue any Letter of Credit which has been requested by Borrower to be included in Facility B after the Commitment Expiration Date (Facility B);

                    (C) issue or renew a Letter of Credit which has been requested by Borrower to be included in Facility A if such Letter of Credit would not expire prior to the Commitment Expiration Date (Facility A);

                    (D) issue or renew a Letter of Credit which has been requested by Borrower to be included in Facility B if such Letter of Credit would not expire prior to the Commitment Expiration Date (Facility B);

                    (E) issue or renew a Letter of Credit if, after the issuance or renewal of such Letter of Credit, the aggregate amount of all Letters of Credit outstanding hereunder would exceed $10,000,000;

                    (F) make an Advance which has been requested by Borrower to be included in Facility A or issue or renew a Letter of Credit which has been requested by Borrower to be included in Facility A, if, after the making of such Advance or the issuance or renewal of such Letter of Credit, the aggregate amount of all Advances outstanding hereunder which have been requested by Borrower to be included in Facility A plus the face amount of all Letters of Credit outstanding hereunder which have been requested by Borrower to be included in Facility A would exceed the Borrowing Base (Conforming); or

                    (G) make an Advance which has been requested by Borrower to be included in Facility B or issue or renew a Letter of Credit which has been requested by Borrower to be included in Facility B, if, after the making of such Advance or the issuance or renewal of such Letter of Credit, the aggregate amount of all Advances outstanding hereunder which have been requested by Borrower to be included in Facility B plus the face amount of all Letters of Credit outstanding hereunder which have been requested by Borrower to be included in Facility B would exceed the Borrowing Base (Supplemental).

          (b) Subject to the satisfaction (or waiver by Lenders) of all of the conditions precedent to the initial Advance, as more fully set forth in
Article IV below, Borrower shall be deemed to have requested, and each Lender shall be deemed to have made its Proportionate Share of, the initial Advance on the Closing Date, in an aggregate amount equal to the entire balance of principal, interest, fees and other amounts outstanding in connection with the Prior Credit Agreement. The intent of Lenders is that each Lender will participate in accordance with its Proportionate Share and with equal priority in the extension and refinancing of the indebtedness outstanding under the Prior Credit Agreement, and Lenders hereby assign and cross-assign to one another all rights and interests with respect to the indebtedness under the Prior Credit Agreement in order to accomplish such result.

On the Closing Date, Lenders will make such payments by wire transfer among themselves as Agent may determine to be necessary so that each Lender has made its Proportionate Share of the outstanding principal balance of the Loan as of that date.

          (c) Each request by Borrower for an Advance shall be in the form of Exhibit B attached hereto and made a part hereof and shall be sent by Borrower to Agent, on behalf of Lenders (as to each of which notices Agent shall give prompt notice to Lenders). Each request by Borrower for the issuance of a Letter of Credit shall be in the form of Exhibit C attached hereto and made a part hereof, shall be sent by Borrower to Agent, on behalf of Lenders (as to each of which notices Agent shall give prompt notice to Lenders), and shall be accompanied by an application for issuance of a letter of credit on Agent's then-standard form, duly executed by Borrower.

          (d) Each payment by any Lender under or in connection with a Letter of Credit issued under: (1) Facility A shall be deemed to be an Advance under Facility A, or (2) Facility B shall be deemed to be an Advance under Facility B. Each such Advance shall bear interest from the date of such Advance, shall be entitled to all benefits of the Security Documents and shall be subject to all terms of this Agreement and any and all other applicable Loan Documents.

          (e) The above-described Advances and Letters of Credit, in the aggregate, shall be herein referred to as the "Loan". Borrower hereby expressly requests and irrevocably authorizes each Lender to make its Proportionate Share of the Loan.

          Section 2.2. THE NOTES. Borrower's obligation to repay the Advances, with interest thereon, shall be evidenced by the Notes. In the event any provision contained in the Notes conflicts with a provision contained in this Agreement, the provisions of this Agreement will control. The Notes shall bear interest at the rates per annum provided in the Notes. Borrower shall pay all accrued and unpaid interest due on the Notes on each Payment Date.

          Section 2.3.   MANDATORY PAYMENTS.

               (a) Borrower shall make a payment of principal and/or interest on each Payment Date, commencing February 28, 1999, each such payment to be in an amount equal to the Payment Amount in effect for such Payment Date; provided that any and all such payments shall be in addition to any amount payable by Borrower pursuant to the other provisions of this Section 2.3 or pursuant to the provisions of Section 3.2 below. Interest accrued on each Fixed Rate Portion shall be due and payable on the last day of the Interest Period for such Fixed Rate Portion (and, in the case of any Fixed Rate Portion having an Interest Period in excess of three months, on each three-month anniversary of the first day of such Interest Period). On the last day of the Amortization Period, the entire unpaid principal balance of the Loan and all accrued and unpaid interest thereon shall be due and payable unless Lenders have extended the term of the Loan.

               (b) In the event that, on or before the Commitment Expiration Date (Facility B), Borrower sells, farms-out or otherwise transfers any oil or gas property or any interest therein and receives cash or cash-equivalents in exchange therefor, and if in connection therewith Lenders have the right to redetermine the Borrowing Base pursuant to Section 3.2(b) below, Borrower shall, within one Business Day after receipt of such cash or cash-equivalents, make a mandatory prepayment on the Loan (or, if necessary to avoid a breakage fee on a Fixed Rate Portion, a temporary deposit to be held by Agent in an interest-bearing account either until the expiration of such Fixed Rate Portion or, if there is availability for additional Advances to be made in accordance with the terms of this Agreement, until redrawn by Borrower) to Agent, on behalf of Lenders, in the amount of the net proceeds of any such transfer (gross proceeds minus reasonable brokers' fees and other reasonable expenses incurred by Borrower in connection with such transfer). Any such mandatory prepayment shall be applied to the repayment of the Loan as follows: first, to Facility B, to the extent that any amount remains outstanding under Facility B, and second, to Facility A.

               (c) In the event that, on or before the Commitment Expiration Date (Facility B), Borrower issues additional equity after the date hereof in exchange for cash, cash-equivalents or any other consideration, Borrower shall, within one Business Day after receipt of such consideration, make a mandatory prepayment on the Loan to Agent, on behalf of Lenders, in an amount equal to the lesser of: (1) the net value of the consideration received by Borrower for such equity issuance (gross proceeds minus reasonable underwriters' fees and other reasonable expenses incurred by Borrower in connection with such equity issuance), or (2) the amount required to repay Facility B in its entirety. In addition, the Borrowing Base (Supplemental) will be permanently reduced (but not below zero) by the amount of any such mandatory prepayment which is applied to the repayment of Facility B.

               (d) In the event that, on or before the Commitment Expiration Date (Facility B), Borrower issues Subordinated Debt after the date hereof in exchange for cash, cash-equivalents or any other consideration, Borrower shall, within one Business Day after receipt of such consideration, make a mandatory prepayment on the Loan to Agent, on behalf of Lenders, in an amount equal to the lesser of: (1) the net value of the consideration received by Borrower for such Subordinated Debt issuance (gross proceeds minus reasonable underwriters' fees and other reasonable expenses incurred by Borrower in connection with such Subordinated Debt issuance), (2) the amount required to repay Facility B in its entirety. In addition, the Borrowing Base (Supplemental) will be permanently reduced (but not below zero) by the amount of any such mandatory prepayment which is applied to the repayment of Facility B.

          Section 2.4. VOLUNTARY PREPAYMENTS. Borrower shall have the right to prepay the Notes at any time, in whole or in part, without penalty or premium, except that Borrower shall be required to pay any amount payable pursuant to Section 2.12 below.

          Section 2.5. TERMINATION OF COMMITMENT. Borrower shall have the right at any time and from time to time, upon not less than three business days' prior written or telegraphic notice to Lenders, to terminate the Commitment. Upon any termination of the Commitment, Borrower shall, at the time of such termination, prepay the Notes in full. Any such prepayment shall be without penalty or premium, except that Borrower shall be required to pay any amount payable pursuant to Section 2.12 below.

          Section 2.6.  PAYMENTS TO LENDERS.

               (a) REQUIRED PAYMENTS. Borrower will pay to Agent, on behalf of Lenders (and Agent shall pay each Lender its respective Proportionate Share thereof on the Business Day that any such payment is deemed to be received from Borrower), each payment which Borrower owes under the Loan Documents, not later than 11:00 a.m., Denver, Colorado time, in lawful money of the United States of America and in immediately available funds. Any payment received after such time will be deemed to have been made on the next following Business Day. Except as otherwise provided in this Agreement with respect to Fixed Rate Portions, should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the respective places of payment of the Notes.

               (b) OPTIONAL PREPAYMENTS. All prepayments made by Borrower pursuant to Section 2.4 above or Section 2.5 above shall be paid by Borrower to Agent, on behalf of Lenders (and Agent shall pay each Lender its respective Proportionate Share thereof on the Business Day that any such payment is deemed to be received from Borrower). Any such payment received after 11:00 a.m. Denver, Colorado time will be deemed to have been made on the next following Business Day. Lenders shall apply any such prepayment:
(1) as Borrower specifies at the time the prepayment is made, or (2) if Borrower does not so specify, as Agent may elect on behalf of Lenders.

          Section 2.7. REGULATION U. In no event shall the funds from the Loan be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock. Borrower represents and warrants to Lenders that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock.

          Section 2.8. RATE ELECTIONS. Borrower may from time to time designate all or any portion of the Loan (including any yet-to-be-made Advances which are to be made prior to or at the beginning of the designated Interest Period but excluding any portion of the Loan which is required to be repaid prior to the end of the designated Interest Period) as a Fixed Rate Portion; provided that, without the consent of Lenders, Borrower may make no such election during the continuance of a Default and Borrower may make such an election with respect to an already existing Fixed Rate Portion only if such election will take effect at or after the termination of the Interest Period applicable to such already existing Fixed Rate Portion. Each election by Borrower of a Fixed Rate Portion shall:

          (a) Be made in writing in the form and substance of the "Rate Election" attached hereto as Exhibit D, duly completed;

          (b) Specify the amount of the Loan which Borrower desires to designate as a Fixed Rate Portion, the first day of the Interest Period which is to apply thereto, and the length of such Interest Period; and

          (c) Be received by Lenders not later than 10:00 a.m., Denver, Colorado time, on the third Business Day preceding the first day of the specified Interest Period.

Each election which meets the requirements of this Section 2.8 (herein called a "Rate Election") shall be irrevocable. Borrower may make no Rate Election which does not specify an Interest Period complying with the definition of "Interest Period" in Section 1.1 above, and the amount of the Fixed Rate Portion elected in any Rate Election must be an amount greater than or equal to $4,000,000 and an integral multiple of $1,000,000. Upon the termination of each Interest Period, the portion of the Loan theretofore constituting the related Fixed Rate Portion shall, unless the subject of a new Rate Election then taking effect, automatically become a part of the Base Rate Portion and become subject to all provisions of the Loan Documents governing the Base Rate Portion. Borrower shall have no more than eight Fixed Rate Portions in effect at any time.

          Section 2.9. INCREASED COST OF FIXED RATE PORTIONS. If any applicable domestic or foreign law, treaty, rule or regulation (whether now in effect or hereafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

               (a) Shall change the basis of taxation of payments to Lenders of any principal, interest, or other amounts attributable to any Fixed Rate Portion or otherwise due under this Agreement in respect of any Fixed Rate Portion (other than taxes imposed on the overall net income of any Lender or any lending office of any Lender by any jurisdiction in which any Lender or any such lending office is located); or

               (b) Shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Fixed Rate Portion (excluding those for which Lenders are fully compensated pursuant to adjustments made in the definition of Fixed Rate) or against assets of, deposits with or for the account of, or credit extended by, any Lender to the extent the same relate to a Fixed Rate Portion; or

               (c) Shall impose on any Lender or the interbank eurocurrency deposit market any other condition affecting any Fixed Rate Portion, the result of which is to increase the cost to any Lender of funding or maintaining any Fixed Rate Portion or to reduce the amount of any sum receivable by any Lender in respect of any Fixed Rate Portion by an amount deemed by such Lender to be material;

then: (x) Lenders shall promptly notify Borrower in writing of the happening of such event, (y) Borrower shall upon demand pay to Lenders such additional amount or amounts as will compensate Lenders for any such event (on an after-tax basis), and (z) Borrower may elect, by giving to Lenders not less than three Business Days' notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion.

          Section 2.10. AVAILABILITY. If Lenders shall determine, in a manner consistent with determinations with respect to other borrowers (which determination shall, upon notice thereof to Borrower, be conclusive and binding on Borrower and Lenders), that: (a) the introduction of or any change in or in the interpretation of any law, treaty, rule or regulation makes it unlawful or impracticable, or any central bank or other governmental authority asserts that it is unlawful, for Lenders to make, continue or maintain any Fixed Rate Portion or shall materially restrict the authority of Lenders to purchase or take offshore deposits of dollars (i.e., "eurodollars"), or (b) matching deposits appropriate to fund or maintain any Fixed Rate Portion are not available to them, or (c) the formula for calculating the Eurodollar Rate does not fairly reflect the cost to Lenders of making or maintaining loans based on such rate, then Borrower's right to elect Fixed Rate Portions shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Fixed Rate Portions (or portions thereof) which are then outstanding or are then the subject of any Rate Election and which cannot lawfully or practicably be maintained or funded shall immediately become or remain part of the Base Rate Portion. Borrower agrees to indemnify Lenders and hold them harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in law, treaty, rule, regulation, interpretation or administration.

          Section 2.11. REIMBURSABLE TAXES. Borrower covenants and agrees that:

               (a) Borrower will indemnify Lenders against, and reimburse Lenders for, all present and future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed, assessed, levied or collected on or in respect of this Agreement insofar as it pertains to a Fixed Rate Portion or any Fixed Rate Portions (whether or not legally imposed, assessed, levied or collected), but excluding taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Reimbursable Taxes"). Such indemnification shall be on an after-tax basis, taking into account any income taxes imposed on the amounts paid as indemnity.

               (b) All payments by Borrower on account of principal of, and interest on, the Loan and all other amounts payable by Borrower to Lenders hereunder shall be made in full without set-off or counterclaim and shall be made free and clear of and without deduction or withholding for any Reimbursable Taxes, all of which shall be for the account of Borrower. In the event that any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Reimbursable Taxes pursuant to any applicable law, rule or regulation, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to ensure that the amount actually received by Lenders will equal the full amount Lenders would have received had no such withholding or deduction been required. If Borrower shall make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to Lenders an official receipt or other official document evidencing payment of such deduction or withholding.

               (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Fixed Rate Portion, Borrower may elect, by giving to Lenders not less than three Business Days' notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.

          Section 2.12. FUNDING LOSSES. In addition to its other obligations hereunder, Borrower will indemnify Lenders against, and reimburse Lenders on demand for, any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lenders to make, continue or maintain any Fixed Rate Portion or any Advance) as a result of: (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or any portion of a Fixed Rate Portion on a date other than the scheduled last day of the Interest Period applicable thereto; (b) any payment or prepayment, whether required hereunder or otherwise, of the Loan made after the delivery, but before the effective date, of a Rate Election, if such payment or prepayment prevents such Rate Election from becoming fully effective; (c) the failure of any Advance to be made or of any Rate Election to become effective due to any condition precedent not being satisfied or due to any other action or inaction of Borrower; or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Fixed Rate Portion into the Base Rate Portion or into a different Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends.

          Section 2.13. CAPITAL REIMBURSEMENT. If either: (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any law, rule or regulation, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender, then, upon demand by such Lender, Borrower will pay to such Lender, from time to time as specified by such Lender, such additional amount or amounts which such Lender shall determine to be appropriate to compensate such Lender or any corporation controlling such Lender in light of such circumstances, to the extent that such Lender reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Lender's Proportionate Share of the Loan or such Lender's commitments under this Agreement or the existence of the Letters of Credit issued hereunder.

                                  ARTICLE III

                SECURITY; BORROWING BASE DETERMINATIONS; FEES

          Section 3.1. THE SECURITY. The Obligations will be secured by the Security Documents delivered by Borrower to, or for the benefit of Lenders, or any of them, contemporaneously herewith or at any time prior hereto, and any additional Security Documents hereafter delivered by Borrower and accepted by, or on behalf of, Lenders.

          Section 3.2. BORROWING BASE PROCEDURES. At the times described below, Lenders will perform a review of the Borrowing Base Properties and will determine the Borrowing Base (Conforming) and, if applicable, the Borrowing Base (Supplemental), based upon their then-current customary practices and standards in making conforming and supplemental borrowing base determinations applied generally to their substantial energy credits (which will be substantially similar to their present practices, except for market-induced changes relating to pricing, costs and risk factors relating to types of oil and gas reserves) and taking into account such other factors as Lenders in their reasonable discretion deem appropriate. The timing of Borrowing Base determinations will be as follows:

          (a) regular quarterly or semi-annual determinations: (1) on or before the Commitment Expiration Date (Facility B), as of approximately March 1, June 1, September 1 and December 1 of each year, commencing in March, 1999, and (2) after the Commitment Expiration Date (Facility B), as of approximately June 1 and December 1 of each year;

          (b) at the option of Lenders, at any time that Borrower has sold properties having an aggregate value in excess of $5,000,000 since the previous determination of the Borrowing Base;

          (c) at the option of Lenders, at any time that Borrower issues Subordinated Debt;

          (d) at the option of Lenders, up to one additional time per calendar year; and

          (e) at the option of Borrower, up to one additional time per calendar year.

Promptly after each such determination of the Borrowing Base (Conforming) and/or the Borrowing Base (Supplemental), Lenders shall advise Borrower of the new Borrowing Base (Conforming) and/or the new Borrowing Base
(Supplemental). If, at the time of any such determination or at any other time:

          (y) the then-outstanding principal balance of all Advances plus the face amount of all Letters of Credit outstanding hereunder exceeds the Commitment Amount, Borrower shall:

                    (1) within 30 days of any such determination, mortgage, by instruments satisfactory in form and substance to Lenders, sufficient additional available collateral owned by Borrower and satisfactory to Lenders to increase the Commitment Amount by an amount sufficient to eliminate such excess; or

                    (2) within 90 days of any such determination, prepay the principal of the Loan in an amount at least equal to the amount of such excess; or

                    (3) within 30 days of any such determination, commence (and thereafter continue) an amortization schedule under which Borrower repays the Loan in an amount at least equal to the excess in six equal monthly principal installments on the last Business Day of each calendar month, which amounts shall be in addition to the monthly interest payments and any other principal payments otherwise due, such that the entire excess is paid within six months;

          (z) clause (y) above does not apply, but either: (1) the then-outstanding principal balance of all Advances under Facility A plus the face amount of all Letters of Credit outstanding under Facility A exceeds the Borrowing Base (Conforming), or the then-outstanding principal balance of all Advances under Facility B plus the face amount of all Letters of Credit outstanding under Facility B exceeds the Borrowing Base (Supplemental), Agent shall reallocate the Loan between Facility A and Facility B so as to eliminate any such excess.

Failure by Borrower to comply with the provisions of clause (y) above shall be deemed an Event of Default hereunder.

          Section 3.3. PERFECTION AND PROTECTION OF SECURITY INTERESTS AND LIENS. Borrower will from time to time deliver to Lenders any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Borrower, in form and substance reasonably satisfactory to Lenders, which Lenders may request for the purpose of perfecting, confirming or protecting Lenders' Liens and other rights in the Collateral.

          Section 3.4. BANK ACCOUNTS AND OFFSET. To secure the repayment of the Obligations, Borrower hereby grants to Lenders a security interest, a lien, and a right of offset, each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to any Lender from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with any Lender, and (c) any other credits and claims of Borrower at any time existing against any Lender, including without limitation claims under certificates of deposit; provided that the foregoing security interest, lien and right of offset shall not apply to amounts held by Borrower in trust for the benefit of Persons other than Borrower. Upon the occurrence of any Event of Default, Lenders are hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to Borrower, any and all items hereinabove referred to against the Obligations (whether or not such Obligations are then due and payable).

          Section 3.5. PROCEEDS OF RUNS. By the terms of the Security Documents, Borrower is and will be assigning to Collateral Agent, for the benefit of Lenders, all of the proceeds of production accruing to the property covered thereby. Until and unless an Event of Default has occurred and is continuing, Collateral Agent, on behalf of Lenders, shall permit Borrower to continue to receive such proceeds of production.

          Section 3.6. FEES. (a) Borrower shall pay to Agent, on behalf of Lenders (and Agent shall pay each Lender its respective Proportionate Share thereof on the Business Day that any such payment is deemed to be received from Borrower), within 30 days after the end of each three-month period ending on the last day of February, May, August or November during the Revolving Period, commencing with the period from the Closing Date through February 28, 1999, a commitment fee, computed on a daily basis for such time period, in an amount equal to:

                    (1) for Facility A: (A) the Commitment Fee Rate applicable to Facility A, times (B)(i)the Commitment Amount (Facility A), less
          (ii) the principal balance of all Advances outstanding under Facility A, less (iii) the face amount of all Letters of Credit outstanding under Facility A; and

                    (2) for Facility B: (A) the Commitment Fee Rate applicable to Facility B, times (B)(i) the Commitment Amount (Facility B), less
          (ii) the principal balance of all Advances outstanding under Facility B, less (iii) the face amount of all Letters of Credit outstanding under Facility B.

               (b) Borrower shall pay to Agent, on behalf of Lenders (and, as to the fee described in (1) below, Agent shall pay each Lender its respective Proportionate Share thereof on the Business Day that any such payment is deemed to be received from Borrower), with respect to each Letter of Credit the following fees:

                    (1) for the account of all Lenders, an amount equal to the greater of: (A) $250.00, or (B)(i) the applicable Fixed Rate Spread in effect at the time of issuance of such Letter of Credit (which shall be the Fixed Rate Spread applicable to Facility A, if the Letter of Credit is to be included in Facility A, or the Fixed Rate Spread applicable to Facility B, if the Letter of Credit is to be included in Facility B), times (ii) the face amount of such Letter of Credit, times (iii) the term of such Letter of Credit, expressed in years; and

                    (2)  for the account of the Lender issuing such Letter of
          Credit: (A) one-eighth of one percentage point per annum, times
          (B) the face amount of such Letter of Credit, times (C) the term of such Letter of Credit, expressed in years.

Such Letter of Credit fees shall be payable at the time of issuance (and again at the time of any renewal) of such Letter of Credit.

               (c) As of March 1 and September 1 of each year, commencing March 1, 1999, through the Commitment Expiration Date (Facility B), Borrower shall pay to Agent, on behalf of Lenders (and Agent shall pay each Lender its respective Proportionate Share thereof on the Business Day that any such payment is deemed to be received from Borrower), an engineering fee in an amount equal to $2,500 per Lender.

                                  ARTICLE IV

                          CONDITIONS PRECEDENT TO LOAN

          Section 4.1. CONDITIONS PRECEDENT TO LOAN. Lenders shall have no obligation to extend and refinance (as more fully described in Section 2.1(b) above) the loan made pursuant to the Prior Credit Agreement unless Lenders shall have received all of the following in Denver, Colorado, duly executed and delivered and in form, substance and date satisfactory to Lenders:

          (a) An "Omnibus Certificate" of the Secretary of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and any and all other Loan Documents delivered or to be delivered by Borrower in connection herewith and with the consummation of the transactions contemplated herein and therein, (2) a copy of the articles of incorporation of Borrower and all amendments thereto, and (3) a copy of the bylaws of Borrower and all amendments thereto.

          (b) A "Compliance Certificate" of an officer of Borrower in which such officer certifies to the satisfaction of the conditions set out in subsections (a), (b), and (c) of Section 4.2 below.

          (c)  Each Security Document required by Lenders.

          (d) An opinion of Borrower's counsel in form and substance satisfactory to Lenders, relating to authority, enforceability and other related matters.

          (e) Such title opinions, supplemental title opinions, UCC searches and other title information concerning the Borrowing Base Properties or any portions thereof as may be requested by Lenders.

          (f) All fees owing to any Lender and, if available, legal fees incurred by any Lender through the date hereof in connection with the negotiation and preparation of this Agreement.

          (g)  Any and all other Loan Documents.

          Section 4.2. ADDITIONAL CONDITIONS PRECEDENT. No Lender shall have any obligation to make its Proportionate Share of the initial Advance or any subsequent Advance hereunder unless the following conditions precedent have been satisfied:

          (a) All representations and warranties made by Borrower in any Loan Document shall be true on and as of the date of such Advance as if such representations and warranties had been made as of the date hereof.

          (b)  No Default shall exist as of the date of such Advance.

          (c) Borrower shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or prior to the date of such Advance.

          (d) The Loan shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject any Lender to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

          (e) Lenders shall have received all documents and instruments which any Lender has then reasonably requested, in addition to those described in Section 4.1 above (including without limitation opinions of legal counsel for Borrower; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other persons), as to: (1) the accuracy and validity of or compliance with all representations, warranties and covenants made by Borrower in this Agreement and the other Loan Documents, (2) the satisfaction of all conditions contained herein or therein, and (3) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be reasonably satisfactory to Lenders in form, substance and date.

          (f) All legal matters relating to the Loan Documents and the consummation of the transactions contemplated thereby shall be reasonably satisfactory to Lenders and their counsel.

                                  ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

          Section 5.1. BORROWER'S REPRESENTATIONS AND WARRANTIES. To induce Lenders to enter into this Agreement and to make the Loan, Borrower represents and warrants to Lenders that:

          (a) NO DEFAULT. Borrower is not in default in any material respect in the performance of any of the covenants and agreements contained herein. No event has occurred and is continuing which constitutes a Default.

          (b) ORGANIZATION AND GOOD STANDING. Borrower is duly organized, validly existing and in good standing under the laws of its state of organization, having all corporate powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Borrower is duly qualified, in good standing, and authorized to do business in all other jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary.

          (c) AUTHORIZATION. Borrower has duly taken all corporate action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.

          (d) NO CONFLICTS OR CONSENTS. The execution and delivery by Borrower of the Loan Documents, the performance by Borrower of its obligations under such Loan Documents and the consummation of the transactions contemplated by the various Loan Documents, do not and will not:
(1) conflict with any provision of: (A) any domestic or foreign law, statute, rule or regulation, (B) the articles or certificate of incorporation, bylaws or other governing documents of

Borrower, or (C) any agreement, judgment, license, order or permit applicable to or binding upon Borrower; (2) result in the acceleration of any Debt owed by Borrower; or (3) result in or require the creation of any Lien upon any assets or properties of Borrower except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by Borrower of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

          (e) ENFORCEABLE OBLIGATIONS. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and as limited by general equitable principles.

          (f) INITIAL FINANCIAL STATEMENTS. The Initial Financial Statements fairly present Borrower's Consolidated financial position at the respective dates thereof and the results of Borrower's Consolidated operations and the changes in Borrower's Consolidated cash flows for the respective periods thereof. Since the date of the annual Initial Financial Statements no material adverse change has occurred in Borrower's Consolidated financial condition or businesses, except as reflected in the quarterly Initial Financial Statements or in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

          (g) OTHER OBLIGATIONS. Except as consented to by Lenders pursuant to the terms of this Agreement, Borrower has no outstanding Debt of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Borrower or material with respect to Borrower's financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule.

          (h) FULL DISCLOSURE. To the best of Borrower's knowledge after due inquiry, no certificate, statement or other information delivered herewith or heretofore by Borrower to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to Borrower (other than industry-wide risks normally associated with the type of business conducted by Borrower) necessary to make the statements contained herein or therein not misleading in any material respect as of the date made or deemed made. At the date of this Agreement, Borrower is not aware of any material fact (other than industry-wide risks normally associated with the type of business conducted by Borrower) of which Lenders should not reasonably be otherwise aware that has not been disclosed to Lenders in writing which could materially and adversely affect Borrower's properties, business, prospects or condition (financial or otherwise) or Borrower's Consolidated properties, businesses, prospects or condition (financial or otherwise). In connection with the preparation of the Initial Engineering Report, to the best of Borrower's knowledge, Borrower furnished to the preparer thereof factual information that was complete and accurate in all material respects, it being understood that the Initial Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to Lenders true, correct and complete copies of any letters and documents listed in the Disclosure Schedule.

          (i) LITIGATION. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (1) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of Borrower threatened, against Borrower before any federal, state, municipal or other court, department, commission, body, board, bureau, agency, or instrumentality, domestic or foreign, which do or may materially and adversely affect Borrower, Affiliates of Borrower, their ownership or use of any of their assets or properties, their businesses or financial condition or prospects, or the right or ability of Borrower to enter into the Loan Documents to which it is a party or perform its obligations thereunder and
(2) there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against Borrower which have or may have any such effect.

          (j) ERISA LIABILITIES. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule, no Termination Event has occurred with respect to any ERISA Plan, and Borrower is in compliance with ERISA in all material respects. Borrower is not required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA.

          (k) TITLE TO PROPERTIES. Subject to, and not in limitation of, any representations or covenants on title contained in the Security Documents, to the best of Borrower's knowledge and subject to typical oil-industry operating agreements and product-purchase contracts and other matters listed on the Disclosure Schedule, Borrower has good and defensible title to the Borrowing Base Properties, free and clear of all Prohibited Liens, except that no representation or warranty is made with respect to any gas or mineral property or interest which does not have proved oil or gas reserves attributed to it in any information or report prepared for Borrower or submitted to Lenders.

          (l) BORROWER'S AFFILIATES. Borrower is not a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule and except for associations, joint ventures or other relationships: (1) which are established pursuant to a standard form oil and gas operating agreement, (2) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state law, and (3) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships. Borrower has no subsidiaries other than Basin Offshore Oil & Gas, Inc., a wholly-owned subsidiary. As of the date hereof Borrower owns, directly or indirectly, the interest identified in the Disclosure Schedule in each entity listed in the Disclosure Schedule.

          (m) NAMES AND PLACES OF BUSINESS. Borrower has not, during the preceding five years, been known by or used any other partnership or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule, the chief executive office and principal place of business of Borrower are (and for the preceding five years have been) located at the address of Borrower set out in Section 8.3 below. Except as indicated in the Disclosure Schedule, Borrower has no other office or place of business.

          (n) YEAR 2000 COMPLIANCE. Borrower has: (1) initiated a review and assessment of all areas within its business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by Borrower (or its suppliers or vendors) may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and a time line for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan in accordance with that time line. Borrower reasonably believes that all computer applications that are material to its business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so would not present a material risk of having a material adverse effect upon Borrower, and Borrower is making all reasonable efforts to assure that its suppliers and vendors will be Year 2000 Compliant on a timely basis, except to the extent that a failure to do so would not present a material risk of having a material adverse effect upon Borrower.

          Section 5.2. REPRESENTATIONS BY LENDERS. Each Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its commercial banking business; however, the disposition of each Lender's property shall at all times be and remain within its control and this section does not prohibit any Lender's sale of its Note or of any participation in its Note to any bank, financial institution or similar purchaser.

                                  ARTICLE VI

                             COVENANTS OF BORROWER

          Section 6.1. AFFIRMATIVE COVENANTS. Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Lenders have previously agreed otherwise in writing:

          (a) PAYMENT AND PERFORMANCE. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will in all material respects observe, perform and comply with every covenant, term and condition express or implied in the Loan Documents.

          (b) BOOKS, FINANCIAL STATEMENTS AND RECORDS. Borrower will at all times maintain full and accurate books of account and records. Borrower will maintain a standard system of accounting and will furnish the following statements and reports to Lenders at Borrower's expense:

          (1) As soon as available, and in any event within 90 days after the end of each Fiscal Year, complete Consolidated financial statements of Borrower, together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an opinion, based on an audit using generally accepted auditing standards, by Arthur Andersen

               LLP or other independent certified public accountants reasonably acceptable to Lenders, stating that such Consolidated financial statements have been so prepared. Borrower shall also submit a report signed by the chief financial officer or the chief accounting officer of Borrower stating that he has read this Agreement and the Security Documents and further stating that in making the examination and reporting on the Consolidated financial statements described above he has concluded that there did not exist any condition or event at the end of such Fiscal Year or at the time of his report which constituted an Event of Default or a Default, or, if he did conclude that such condition or event existed, specifying the nature and period of existence of any such condition or event. These Consolidated financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, cash flows and changes in stockholders' equity, setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

          (2) As soon as available and in any event within 45 days after the end of each Fiscal Quarter, complete Consolidated financial statements of Borrower, including at least a balance sheet and a statement of the earnings and cash flow of Borrower from the beginning of the then-current Fiscal Year to the end of such Fiscal Quarter, prepared in reasonable detail and in accordance with GAAP, together with a report showing the calculation of all applicable financial covenants and signed by the chief financial officer or the chief accounting officer of Borrower stating that he has read this Agreement and the Security Documents and further stating that in making the examination and reporting on the financial statements described above, he concluded that there did not exist any condition or event at the end of such

               Fiscal Quarter or at the time of his report which constituted an Event of Default or Default, or, if he did conclude that such condition or event existed, specifying the nature and period of existence of any such condition or event.

          (3) As soon as available and in any event within 90 days after the end of each Fiscal Year, an estimate of the Consolidated cash flow of Borrower for the then-current Fiscal Year in a form substantially similar to the form of such estimates heretofore provided by Borrower to Lenders.

          (4) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by Borrower to its stockholders and all registration statements, periodic reports and other statements and schedules filed by Borrower with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

          (5) By: (A) April 1 of each year, an engineering report and economic evaluation prepared by Ryder-Scott Company, Netherland, Sewell & Associates, Inc. or one or more other independent petroleum engineers chosen by Borrower and reasonably acceptable to Lenders, concerning all oil and gas properties and interests included in the Borrowing Base Properties, and (B) October 1 of each year, an engineering report and economic evaluation prepared by Borrower, concerning all oil and gas properties and interests included in the Borrowing Base Properties. These engineering reports shall be in form and substance satisfactory to Lenders and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report.

          (6) At least 30 days prior to the date of any regularly-scheduled determination of the Borrowing Base pursuant to Section 3.2 above and at any other time requested by Lenders, a report describing:
               (A) by lease or unit, the gross volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) during each of the three most recent calendar months for which data is available from the Borrowing Base Properties and from all other properties owned by Borrower, (B) the related severance taxes, other taxes and leasehold operating expenses attributable thereto and incurred during each such calendar month, (C) the status of any and all drilling and development activities being carried out by Borrower during each such calendar month, and (D) Borrower's financial forecast for the ensuing four Fiscal Quarters of Borrower, including Borrower's estimates of production revenues, capital expenditures, operating expenses, other expenses, capital requirements and such other information as may be requested by Lenders.

          (c) OTHER INFORMATION AND INSPECTIONS. Borrower will furnish to Lenders any information which any Lender may from time to time reasonably request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Borrower's business and operations that could reasonably be deemed to materially and adversely affect the Loan. Borrower will permit representatives appointed by any Lender, including independent accountants, agents, attorneys, appraisers and any other persons, to visit and inspect, at their sole risk, any of Borrower's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and Borrower shall permit any Lender or its representatives to investigate and verify the accuracy of the information furnished to any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives. Each Lender agrees that, until the occurrence of a Default, it will take all reasonable steps to keep confidential any such proprietary information, provided, however, that this restriction shall not apply to information which: (1) has at the time in question entered the public domain, (2) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency, or
(3) is furnished to purchasers or prospective purchasers of participations or interests in the Loan or the Notes so long as such purchasers and prospective purchasers have agreed to be subject to restrictions identical to those imposed upon Lenders under this sentence.

          (d)  NOTICE OF MATERIAL EVENTS.  Borrower will promptly notify
Lenders: (1) of any material adverse change in Borrower's financial condition or Borrower's Consolidated financial condition, (2) of the occurrence of any Default, (3) of the acceleration of the maturity of any Debt owed by Borrower or of any default by Borrower under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default might reasonably be expected to have a material adverse effect upon Borrower's Consolidated financial condition, (4) of any uninsured claim of $250,000 or more asserted against Borrower or its properties, (5) of the occurrence of any Termination Event, (6) of the filing of any suit or proceeding against Borrower in which an adverse decision could have a material adverse effect upon Borrower's financial condition, business or operations (or could result in a judgment not covered by insurance of $250,000 or more against Borrower), (7) of the merger or consolidation of Borrower or any of its Affiliates with any other business entity not previously affiliated with Borrower, and (8) of the sale, transfer, lease, exchange or disposal by Borrower of any material assets or properties or any assets or properties with a value in excess of $500,000, except sales of already-severed hydrocarbons and other products in the ordinary course of Borrower's business and except any transaction of a type described in Section 6.2(d)(1), (2), (3) or (4) below (regardless of whether any such transaction involves Borrowing Base Properties or other properties owned by Borrower). Upon the occurrence of any of the foregoing Borrower will take all necessary or appropriate steps to remedy promptly any such material adverse change, Default, or default, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Lenders in writing at least twenty Business Days prior to the date that Borrower changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Lenders and their counsel to prepare the same.

          (e) MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. Borrower will maintain and preserve its corporate existence and its rights and franchises in full force and effect and will qualify to do business as a foreign corporation in all states or jurisdictions where required by applicable law, except where the failure so to qualify will not have any material adverse effect on Borrower.

          (f) MAINTENANCE OF PROPERTIES. Borrower will in all material respects maintain, preserve, protect, and keep all property used or useful in the conduct of its business in accordance with the standards of a reasonable and prudent operator.

          (g) PAYMENT OF TRADE DEBT, TAXES, ETC. Borrower will: (1) timely file all required tax returns; (2) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (3) pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; and (4) maintain appropriate accruals and reserves for all of the foregoing Debt in accordance with GAAP. Borrower will pay and discharge in all material respects, when due, all other Debt, taxes or assessments now or hereafter owed by it. Borrower may, however, delay paying or discharging any such Debt so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

          (h) INSURANCE. Borrower will maintain with financially sound and reputable insurance companies, insurance with respect to its business, operations and properties in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business, including property insurance, public liability insurance for bodily injury and property damage, well-control coverage insurance, workmen's compensation insurance and insurance against loss or damage by employee dishonesty, theft, fire, lightning, hail, windstorm, explosion, hazards, casualties and other contingencies; will apply the proceeds of any such insurance to pay for, or to reimburse itself for, the cost of repairing or replacing property covered by such insurance; and will furnish to Lenders, upon any Lender's written request, full information as to the insurance carried.

          (i) PAYMENT OF EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event within 30 days after any invoice or other statement or notice) pay all reasonable costs and expenses incurred by or on behalf of any Lender

(including attorneys' fees) in connection with: (1) the preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Security Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, and/or
(3) the enforcement, after the occurrence of a Default or an Event of Default, of the Loan Documents.

          (j) PERFORMANCE ON BORROWER'S BEHALF. If Borrower fails to pay any taxes, insurance premiums or other amounts it is required to pay under any Loan Document, Lenders may pay the same. Borrower shall immediately reimburse Lenders for any such payments and each amount paid shall constitute a part of the Obligations, shall be secured by the Security Documents and shall bear interest at the Late Payment Rate from the date such amount is paid by Lenders until the date such amount is repaid to Lenders.

          (k) COMPLIANCE WITH AGREEMENTS AND LAW. Borrower will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound in such a way that they result in no material adverse effect upon the Borrowing Base Properties or Borrower's ability to perform its obligations under this Agreement. Borrower will in all material respects conduct its business and affairs in compliance with all laws, regulations, and orders applicable thereto (including those relating to pollution and other environmental matters).

          (l) CERTIFICATIONS OF COMPLIANCE. Borrower will furnish to Lenders at Borrower's expense all certifications which any Lender from time to time reasonably requests, including but not limited to the forms of evidence and assurance described in Section 4.2(e) above, as to the accuracy and validity of or compliance with all representations, warranties and covenants made by Borrower in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

          (m) ADDITIONAL SECURITY DOCUMENTS. Promptly after a request therefor by Lenders at any time and from time to time, Borrower will execute and deliver to Collateral Agent, for the benefit of Lenders, such additional Security Documents and/or amendments to existing Security Documents as Lenders may reasonably deem necessary or appropriate in order to grant to

Collateral Agent, for the benefit of Lenders, a perfected lien on and security interest (subject to any other then-existing Liens, except Prohibited Liens) in any or all Borrowing Base Properties not previously mortgaged to Collateral Agent, for the benefit of Lenders.

          (n) USE OF PROCEEDS. Borrower will use the proceeds of the Loan initially to refinance the amounts payable under or in connection with the Prior Credit Agreement and thereafter for the exploration, acquisition and/or the improvement of oil and gas properties and for general working capital purposes.

          (o) ENVIRONMENTAL MATTERS. Borrower will not in any material respect cause or permit the Borrowing Base Properties, the Associated Collateral or Borrower to be in violation of, or do anything or permit anything to be done which will subject the Borrowing Base Properties or the Associated Collateral to, any remedial obligations under any applicable Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Borrowing Base Properties or the Associated Collateral, and Borrower will promptly notify Lenders in writing of any existing, pending or, to the best knowledge of Borrower, threatened investigation or inquiry by any governmental authority in connection with any Applicable Environmental Laws. Borrower will take all reasonable steps necessary to determine that no hazardous substances or solid wastes have been disposed of or otherwise released on or to the Borrowing Base Properties or the Associated Collateral. Borrower will not cause or permit the disposal or other release of any hazardous substance or solid waste (as defined in the Applicable Environmental Laws) on or to the Borrowing Base Properties or the Associated Collateral and covenants and agrees to keep or cause the Borrowing Base Properties or the Associated Collateral to be kept free of any hazardous substance or solid waste and to remove the same (or if removal is prohibited by law, to take whatever actions is required by law) promptly upon discovery at its sole expense. Upon any Lender's reasonable request, at any time and from time to time during the existence of this Agreement, Borrower will provide at Borrower's sole expenses, an inspection or audit of the Borrowing Base Properties and the Associated Collateral from an engineering or consulting firm approved by Lenders, indicating the presence or absence of hazardous substances and solid waste on the Borrowing Base Properties and/or the Associated Collateral. Insofar and only insofar as Borrower's obligations under this Section 6.1(o) relate to Associated Collateral which is not owned or controlled by Borrower, Borrower shall not be deemed to be in default hereunder if

Borrower has taken any and all reasonable and practical actions available to it in attempting to comply with the provisions of this Section 6.1(o).

          "Associated Collateral" as used in this Section and in Section 7.3 below shall mean any and all interest in and to (and or carved out of) the lands which are described or referred to in the Security Documents in connection with the Borrowing Base Properties, or which are otherwise described in any of the oil, gas and/or mineral leases or other instruments described in or referred to in the Security Documents whether or not such collateral interests are owned by Borrower.

          "Applicable Environmental Laws" as used in this Section and in
Section 7.3 below means any laws, orders, rules, or regulations pertaining to health of the environment (as the same now exist or are hereafter enacted and/or amended), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments on 1984 (as amended, hereinafter called "RCRA") and applicable state law.

          (p) USAGE RATIO. Borrower will notify Lenders of any change in the Usage Ratio that would cause a change in the applicable Base Rate Spread or Fixed Rate Spread, such notice to be received by Lenders not later than five Business Days after such change.

          (q) YEAR 2000 COMPLIANCE. Borrower will promptly notify Agent in the event Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure would not present a material risk of having a material adverse effect upon Borrower.

          Section 6.2. NEGATIVE COVENANTS. Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Lenders have previously agreed otherwise in writing:

          (a) CURRENT RATIO. The Current Ratio of Borrower shall not at any time be less than 1.0:1.0.

          (b) LIMITATION ON LIENS. Borrower will not create, assume or permit to exist any mortgage, deed of trust, pledge, encumbrance, lien or charge of any kind (including any security interest in or vendor's lien on property purchased under conditional sales or other title retention agreements and including any lease intended as security or in the nature of a title retention agreement) upon any of its properties or assets, whether now owned or hereafter acquired except:

               (1) Liens at any time existing in favor of Collateral Agent, for the benefit of Lenders;

               (2) statutory Liens for taxes, statutory or contractual mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens secure only Debt which is not delinquent or which is being contested as provided in Section 6.1(g) above;

               (3) any Liens expressly permitted under the terms of any Security Documents hereafter accepted by Lenders; and

               (4) Liens securing Debt owing by Borrower to any third party, if the existence of such Debt does not violate this Agreement; provided that no such Lien (except any Lien for the benefit of Lenders) shall cover or affect any of the Borrowing Base Properties.

          (c) ADDITIONAL DEBT. Borrower will not create, incur, assume or permit to exist Debt not existing on the date of this Agreement, except: (1) trade debt owed to suppliers, pumpers, mechanics, materialmen and others furnishing goods or services to Borrower in the ordinary course of Borrower's business, (2) Hedging Obligations of Borrower in an amount not to exceed: (A) 85 percent of the proved developed producing reserves projected to be produced within 120 days of the date thereof, as shown in the most recent engineering report delivered to Lenders pursuant to Section 6.1(b)(5) above, and (B) 75 percent of the proved developed producing reserves projected to be produced after 120 days from the date thereof, as shown in the most recent engineering report delivered to Lenders pursuant to Section 6.1(b)(5) above,
(3) other Debt in the aggregate outstanding amount of not more than $1,000,000 at any time, (4) Subordinated Debt, and (5) Non-Recourse Debt.

          (d) LIMITATION ON SALES OF PROPERTY. Borrower will not sell, transfer, lease, exchange, alienate or dispose of any Borrowing Base Properties except as follows (and the following exceptions shall be subject to any limitations contained in the Security Documents):

          (1) equipment which is worthless or obsolete, which is replaced by equipment of equal suitability and value or which is salvaged from wells which have been plugged and abandoned by or on behalf of Borrower;

          (2) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business;

          (3) personal property located on oil and gas properties operated by third parties, the sale of which personal property cannot be prevented by Borrower;

          (4) farmouts, promotions, acreage swaps, acreage sales and similar oil-industry arrangements for exploration or development of undeveloped reserves included in the Borrowing Base Properties; provided that no such arrangement shall affect in any way any developed reserves included in the Borrowing Base Properties; and

          (5) properties having an aggregate value of not more than $5,000,000 during any period subsequent to the then most-recent determination of the Borrowing Base pursuant to
               Section 3.2 above.

          (e) ERISA PLANS. Borrower will not incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

          (f) LIMITATION ON CREDIT EXTENSIONS. Borrower will not extend credit, make advances or make loans other than: (1) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, and (2) advances to employees of Borrower in an aggregate amount of not more than $15,000 outstanding at any time.

          (g) FISCAL YEAR. Borrower will not change its fiscal year without Lenders' consent, which will not be unreasonably withheld.

          (h) AMENDMENT OF CONTRACTS. Borrower will not amend or permit any amendment to any contract which could reasonably be foreseen to release, qualify, limit, make contingent or otherwise detrimentally affect, in any material way, the rights and benefits of Collateral Agent or any Lender under or acquired pursuant to any of the Security Documents.

          (i) LIMITATION ON GUARANTIES. Borrower will not guaranty or be or become secondarily liable for any Debt which is the primary obligation of any other Person.

          (j) DISTRIBUTIONS. Borrower will not make any Distributions; provided that the foregoing shall not be deemed to prevent Borrower from granting stock options or making restricted stock awards to the extent that the foregoing actions are taken in connection with Borrower's presently existing Equity Incentive Plan, Borrower's presently-existing Non-Employee Directors Stock Option Plan or any similar employee or director incentive program granting reasonable incentives to Borrower's employees and/or directors; provided further that, after the Commitment Expiration Date (Facility B) has occurred and Facility B has been repaid in full, Borrower may pay dividends and/or purchase outstanding stock of Borrower so long as, immediately after any such purchase or payment, the aggregate amount expended for such purchases and payments after the date hereof does not exceed the lesser of: (1) $5,000,000, or (2) 50 percent of Borrower's Cumulative Net Income, except that no such dividend payment or stock purchase shall be made at any time that a Default has occurred and is continuing or would result from any such payment or purchase.

          (k) REORGANIZATIONS; COMBINATIONS. Borrower will not change its name or the nature of its business, reorganize, liquidate, dissolve or enter into any merger, joint venture, partnership or other combination.

          (l) INVESTMENTS. Borrower will not purchase, acquire, hold or otherwise invest in, or deposit any money into, any stock, bond, evidence of indebtedness, deposit account or other security or investment other than any Permitted Investment.

                                  ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

          Section 7.1. EVENTS OF DEFAULT. Each of the following events constitutes an Event of Default under this Agreement:

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

          (a) Borrower fails to pay any Obligation when due and payable, whether at a date for the payment of a fixed installment or contingent or other payment to any Lender or as a result of acceleration or otherwise, and such failure is not remedied within the applicable Grace Period; or

          (b) Any "default" or "event of default" occurs under any Loan Document which defines either term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document; or

          (c) Borrower fails (other than as referred to in subsections (a) and (b) above) to duly observe, perform or comply with any covenant, agreement, condition or provision (other than those referred to in subsections (a) and (b) above) of any Loan Document, and such failure is not remedied within the applicable Grace Period; or

          (d) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of Borrower in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, and the represented or warranted state of affairs does not become true within the applicable Grace Period; or

          (e) Either: (1) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $10,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (2) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefits guaranteed under Title IV of ERISA exceeds the then current value of such ERISA Plan's assets available for the payment of such benefits by more than $10,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); or

          (f)  Borrower:

               (1) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy

                    Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of 120 days (or, if applicable, such longer or shorter period as may be necessary to ensure that Borrower has a reasonable opportunity to respond to such proceeding and request that it be dismissed); or

               (2) suffers the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of its assets or for any part of the Borrowing Base Properties in a proceeding brought against or initiated by it, and such appointment is neither made ineffective nor discharged within 30 days after the making thereof, or such appointment is consented to, requested by, or acquiesced to by it (or, if applicable, such longer or shorter period as may be necessary to ensure that Borrower has a reasonable opportunity to respond to such proceeding and request that it be dismissed); or

               (3) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets or any part of the Borrowing Base Properties; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action in furtherance of any of the foregoing; or

               (4) suffers the entry against it of a final judgment for the payment of money in excess of $1,000,000 (not covered by insurance), unless the same is discharged within 30 days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

               (5) suffers the entry of an order issued by any court or tribunal taking, seizing or apprehending all or any substantial part of its property or any part of the Borrowing Base Properties having a present worth, determined using a 10-percent discount factor, of $2,000,000 or more and bringing the same into the custody of such Court or tribunal, and such order is not stayed or released within thirty days after the entry thereof; or

          (g) Any Person or Persons acting in concert (other than Michael S. Smith and his immediate family and entities controlled by Michael S. Smith or his immediate family) acquire 35 percent or more of Borrower's common stock; or

          (h) Changes occur in the membership of the Board of Directors of Borrower (except for any change arising by reason of the death of any director) such that a majority of the members of the Board of Directors of Borrower is changed within any 12-month period; or

          (i) Borrower fails to comply with the provisions of Section 3.2 above within the time periods for compliance specified in Section 3.2 above.

Upon the occurrence of an Event of Default described in subsection (f)(1),
(f)(2) or (f)(3) of this section, all of the Obligations shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower. During the continuance of any other Event of Default, Lenders may declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable. The term "Grace Period," as used herein with respect to an Event of Default for which a Grace Period is expressly provided, means the period beginning on the date of the related Default and ending the number of days provided below after written notice of such Default (a "Default Notice") is given by any Lender to Borrower: (x) in the case of a Default described in
Section 7.1(a) above
involving a principal payment, one Business Day; (y) in the case of any Default described in Section 7.1(a) above not involving a principal payment, five Business Days; and (z) in the case of any other Default for which a Grace Period is expressly provided, 30 days.

          Section 7.2. REMEDIES. If any Default shall occur and be continuing, the obligation of Lenders to make Advances under this Agreement shall terminate immediately. If any Event of Default shall occur, Lenders may protect and enforce their rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and Lenders may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights, remedies and powers conferred upon Lenders under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

          Section 7.3. INDEMNITY. Borrower hereby agrees to indemnify, defend and hold harmless Lenders and their agents, affiliates, officers, directors, and employees from and against any and all claims, losses, demands, actions, causes of action, and liabilities whatsoever (including without limitation reasonable attorney's fees and expenses, and costs and expenses reasonably incurred in investigating, preparing or defending against any litigation or claim, action, suit, proceeding or demand of any kind or character) arising out of or resulting from: (a) the Loan Documents (including without limitation the enforcement thereof), except to the extent such claims, losses, and liabilities are proximately caused by a Lender's gross negligence or willful misconduct, (b) any violation on or prior to the Release Date (as hereinafter defined) of any Applicable Environmental Law,
(c) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including without limitation the presence on the Borrowing Base Properties or the Associated Collateral or release from the Borrowing Base Properties or the Associated Collateral of hazardous substances or solid wastes disposed of or otherwise released, resulting from or in connection with the ownership, construction, occupancy, operation, use and/or maintenance of the Borrowing Base Properties or the Associated Collateral, regardless of whether the act, omission, event or circumstance constituted a violation of any Applicable Environmental Law at the time of its existence of occurrence, and (d) any and all claims or proceedings (whether brought by a private party or governmental agencies) for bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous or toxic substance, solid waste or contaminated material located upon or migrating into, from or through the Borrowing Base Properties or Associated Collateral (whether or not the release of such materials was caused by Borrower, a tenant or subtenant or a prior owner or tenant, or subtenant on the Borrowing Base Properties or the Associated Collateral and whether or not the alleged liability is attributable to the handling, storage, generation, transportation, removal or disposal of such substance, waste or material or the mere presence of such substance, waste or material on the Borrowing Base Properties or the Associated Collateral), which the any Lender may have liability with respect to due to the making of the Loan, the granting of the Security Documents, the exercise of its rights under the Loan Documents, or otherwise. The "Release Date" as used herein shall mean the earlier of the following two dates: (1) the date on which the Obligations have been paid and performed in full and the Security Documents have been released of record, or
(2) the date on which the liens of the Security Documents are foreclosed or a deed in lieu of such foreclosure is fully effective and recorded. WITHOUT LIMITATION, IT IS THE INTENTION OF BORROWER, AND BORROWER AGREES, THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY. However, such indemnities shall not apply to any particular indemnified party (but shall apply to the other indemnified parties) to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such particular indemnified party. The foregoing indemnities shall not terminate upon the Release Date or upon the release, foreclosure or other termination of the Security Documents, but will survive the Release Date, foreclosure of the Security Documents or conveyances in lieu of foreclosure, and the repayment of the Loan and the discharge and release of the Security Documents and the other documents evidencing and/or securing the Loan.

                                 ARTICLE VIII

                            AGENT; COLLATERAL AGENT

          Section 8.1. ACTIONS. Each Lender hereby irrevocably appoints Agent to act as agent for Lenders under and for purposes of this Agreement and each other Loan Document (other than the Security Documents), to the extent provided herein. Each Lender hereby irrevocably appoints Collateral Agent to act as collateral agent under the Security Documents. Each Lender authorizes Agent to act on behalf of such Lender hereunder and under the other Loan Documents (other than the Security Documents) and to exercise such powers hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof, together with such other powers as may be reasonably incidental thereto. Each Lender authorizes Collateral Agent to act on behalf of such Lender under the Security Documents and to exercise such powers thereunder as are specifically delegated to or required of Collateral Agent by the terms hereof and thereof, together with such other powers as may be reasonably incidental thereto. Without limiting the generality of the foregoing, each Lender authorizes Collateral Agent to act on behalf of such Lender to execute and accept on its behalf any and all of the Security Documents. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) Agent and Collateral Agent (and agrees to make payment thereof to Agent within 10 days after demand is made by Agent), pro rata according to such Lender's Proportionate Share, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed upon, incurred by, or asserted against, Agent or Collateral Agent in any way relating to or arising out of this Agreement or any other Loan Document, including reasonable attorneys' fees, and as to which Agent or Collateral Agent is not reimbursed by Borrower or either of them; provided, however, that no Lender shall be liable to Agent or Collateral Agent for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from Agent's or Collateral Agent's gross negligence or wilful misconduct. Agent or Collateral Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Documents, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of Agent or Collateral Agent shall be or become, in Agent's or Collateral Agent's determination, inadequate, Agent or Collateral Agent may call for additional indemnification from Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. The relationship of Agent to Lenders is only that of one commercial bank acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Agent duties and obligations other than those expressly provided for in the

Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself); provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable law.

          Section 8.2. EXCULPATION. None of Agent, Collateral Agent or any Lender, nor any of their respective directors, officers, employees or agents, shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Lender, Agent or Collateral Agent shall not obligate it to make any further inquiry or to take any action. Each Lender, Agent and Collateral Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Lender, Agent or Collateral Agent believes to be genuine and to have been presented by a proper Person.

          Section 8.3. SUCCESSOR. Agent or Collateral Agent may resign as such at any time upon at least 30 days' prior notice to Borrower and all Lenders. If Agent or Collateral Agent at any time shall resign, Lenders may appoint another Lender as a successor Agent or Collateral Agent which shall thereupon become Agent or Collateral Agent hereunder. If no successor Agent or Collateral Agent shall have been so appointed by Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent or Collateral Agent's giving notice of resignation, then the retiring Agent or Collateral Agent may, on behalf of Lenders, appoint a successor Agent or Collateral Agent, which shall be one of Lenders or a commercial banking institution organized under the laws of the U.S. or Canada (or any State or Province thereof) or a U.S. or Canadian branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of any appointment as Agent or Collateral Agent hereunder by a successor Agent or Collateral Agent, such successor Agent or Collateral Agent shall be entitled to receive from the retiring Agent or Collateral Agent such documents of transfer and assignment as such successor Agent or Collateral Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent or Collateral Agent, and the retiring Agent or Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's or Collateral Agent's resignation hereunder as Agent or Collateral Agent, the provisions of (a) this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Collateral Agent under this Agreement; and (b) Section 8.2 above shall continue to inure to its benefit.

          Section 8.4. OTHER LOANS BY LENDERS. Each Lender and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Borrower or any Affiliate of Borrower.

          Section 8.5. CREDIT DECISIONS. Each Lender acknowledges that it has, independently of Agent, Collateral Agent and each other Lender, and based on such Lender's review of the financial information of Borrower, this Agreement, the Security Documents, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Proportionate Share of the Commitment. Each Lender also acknowledges that it will, independently of Agent, Collateral Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, the Security Documents or any other Loan Document.

          Section 8.6. PAYMENT OF COLLECTED AMOUNTS. (a) If any Lender receives any payment or other amount on account of the Loan (whether by exercise of such Lender's rights of setoff or banker's lien or by any other method) other than such Lender's Proportionate Share of any payment made by or on behalf of Borrower, such Lender shall, no later than the next Business Day after such Lender's receipt of any such payment or other amount, pay over to the other Lenders, their respective Proportionate Shares of the payment or other amount received by such Lender.

          (b) Subject to the rights of any other persons in the Borrowing Base Properties, in the event of the acquisition of title to any portion of the Borrowing Base Properties, either through foreclosure or otherwise, this Agreement shall continue in full force and effect and (1) each Lender shall pay its Proportionate Share (determined as of the date such expenses are incurred) of expenses for maintenance and taxes and any and all other expenses necessary in connection with the acquisition, holding, sale or other disposition of the Borrowing Base Properties and (2) each Lender shall be deemed to have an undivided interest in the Borrowing Base Properties (as tenants-in-common) equal to such Lender's Proportionate Share.

          Section 8.7. APPLICATION OF COLLATERAL PROCEEDS. The Security Documents secure: (a) obligations of Borrower to Lenders, or any of them, or Collateral Agent under or in connection with this Agreement, and (b) other obligations of Borrower to Lenders, or any of them. The parties agree that, from and after the occurrence of an Event of Default and upon the election of Lenders to foreclose against or otherwise realize upon the Collateral, any amounts collected as proceeds of the Collateral shall be applied as follows: first, to the repayment of the obligations described in (a) above until such obligations have been repaid in full (with any amount collected by any Lender or Collateral Agent being divided pro rata among Lenders according to their respective Proportionate Shares of the obligations described in (a) above and applied by each Lender at its discretion to the principal, interest, fees and other amounts due under or in connection with any or all of such obligations); and second, to the repayment of the obligations described in
(b) above (with any amount collected by any Lender or Collateral Agent being applied pro rata among all obligations owed to any Lender pursuant to (b) above) until such obligations have been repaid in full.

          Section 8.8. ASSIGNMENTS; PARTICIPATIONS. Each Lender shall have the right to assign all or any portion of its Proportionate Share of the Loan to another Person (including without limitation to another Lender) only with the prior written consent of Agent and Borrower, which consent shall not be unreasonably withheld. Each Lender shall have the right to sell limited participations in its Proportionate Share to another Person (including without limitation to another Lender), with the voting rights of any such transferred share being limited to those matters requiring unanimous consent of Lenders pursuant to Section 8.9 below.

Prior to the time that any such assignment shall be made or participation shall be sold, the assigning or selling Lender shall pay to Agent a transfer fee in the amount of $3,500.

          Section 8.9. MAJORITY LENDERS. Any and all decisions to be made and actions to be taken by Lenders hereunder or under any of the Loan Documents (including without limitation any determination or re-determination of the Borrowing Base (Conforming) or the Borrowing Base (Supplemental), any consent or waiver of, or amendment to, any covenant, or any acceleration of the maturity of the Loan) may be made or taken by Majority Lenders on behalf of all Lenders; provided that Agent shall have the authority to release from the Security Documents properties being transferred by Borrower in accordance with the provisions of Section 6.2(d)(4) above (other than transfers of reserves to which Lenders have attributed value in determining the Borrowing
Base); provided further that the agreement of all Lenders shall be required in order to: (a) waive or consent to any default in the timely payment of principal or interest, (b) approve any release of all or substantially all of the Collateral, (c) change any interest rate or fee payable with respect to the Loan, (d) change the Maximum Loan Amount, (e) extend the Amortization Period or the Revolving Period, (f) on or before the Commitment Expiration Date (Facility B), determine the Borrowing Base (Conforming) or the Borrowing Base (Supplemental), and (g) after the Commitment Expiration Date (Facility
B), increase the Borrowing Base (Conforming) from the Borrowing Base (Conforming) previously in effect.

                                   ARTICLE IX

                                 MISCELLANEOUS

          Section 9.1. WAIVER AND AMENDMENT. No failure or delay by any Lender in exercising any right, power or remedy which it may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by all Lenders, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on Borrower shall in any case of itself entitle Borrower to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto, and no modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

          Section 9.2. SURVIVAL OF AGREEMENTS; CUMULATIVE NATURE. All of Borrower's various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including without limitation the making or granting of the Loan and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Lenders and all of Lenders' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by Borrower to any Lender under any Loan Document shall be deemed representations and warranties by Borrower to Lenders and/or agreements and covenants of Borrower under this Agreement. The representations, warranties, and covenants made by Borrower in the Loan Documents, and the rights, powers, and privileges granted to Lenders in the Loan Documents, are cumulative, and no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Loan Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

          Section 9.3. NOTICES. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing and, unless otherwise specifically provided in such Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by expedited delivery service with proof of delivery, or by registered or certified United States mail, return receipt requested, postage prepaid, at the addresses specified below (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein (provided that the notifying party promptly takes reasonable steps to effect actual delivery if the first attempted delivery is unsuccessful):

Borrower's address:  370 Seventeenth Street
                     Suite 3400
                     Denver, Colorado  80202
                     Attention: Neil Stenbuck

NBNA's address:      901 Main Street, 64th Floor
                     Dallas, Texas 75283
                     Attention: Energy Banking Group

with an additional
 copy to NBNA at:    370 Seventeenth Street
                     Suite 3250
                     Denver, Colorado  80202
                     Attention: David C. Rubenking

USB's address:       918 Seventeenth Street, 3rd Floor
                     Denver, Colorado  80202
                     Attention: Kathryn A. Gaiter

Union's address:     500 North Akard Street
                     Suite 4200
                     Dallas, Texas  75201
                     Attention: Randall L. Osterberg

          Section 9.4. PARTIES IN INTEREST. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Lenders.

          Section 9.5. GOVERNING LAW. The Loan Documents shall be deemed contracts and instruments made under the laws of the State of Colorado and shall be construed and enforced in accordance with and governed by the laws of the State of Colorado and the laws of the United States of America, except: (1) to the extent that the law of another jurisdiction is expressly elected in a Loan Document, and (2) with respect to specific Liens, or the perfection thereof, evidenced by Security Documents covering real or personal property which by the laws applicable thereto are required to be construed under the laws of another jurisdiction. Borrower hereby irrevocably submits itself to the non-exclusive jurisdiction of the state and federal courts of the State of Colorado.

          Section 9.6. LIMITATION ON INTEREST. Lenders and Borrower intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither Borrower nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lenders expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If: (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Lenders' option, promptly returned to Borrower or the other payor thereof upon such determination.

          Section 9.7. SEVERABILITY. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

          Section 9.8. COUNTERPARTS. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

          Section 9.9. CONFLICTS. To the extent of any irreconcilable conflicts between the provisions of this Agreement and the provisions of any of the Loan Documents, the provisions of this Agreement shall prevail.

          Section 9.10. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF BORROWER, AGENT AND LENDERS HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND
IRREVOCABLY:

(a) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (b) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND
(d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

          Section 9.11. SUPERSESSION. Upon the repayment of all amounts due under or in connection with the Prior Credit Agreement, the terms of this Agreement shall supersede the terms of the Prior Credit Agreement in their entirety.

          IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


                                       BASIN EXPLORATION, INC.


                                       By: /s/ Michael S. Smith
                                          ---------------------------
                                          Michael S. Smith,
                                          President



                                       NATIONSBANK, N.A., as a LENDER,
                                        AGENT and COLLATERAL AGENT


                                       By: /s/ David C. Rubenking
                                          ---------------------------
                                          David C. Rubenking,
                                          Senior Vice President



                                       U.S. BANK NATIONAL ASSOCIATION


                                       By: /s/ Kathryn A. Gaiter
                                          ---------------------------
                                          Kathryn A. Gaiter,
                                          Vice President

                                       UNION BANK OF CALIFORNIA, N.A.


                                       By: /s/ Randall L. Osterberg
                                          ---------------------------
                                          Randall L. Osterberg,
                                          Vice President


                                       By: [Illegible]
                                          ---------------------------

                                          ---------------------------,
                                          Senior Vice President

                                     SCHEDULE 1

                                DISCLOSURE SCHEDULE

1.  Section 5.1(f). Changes in Financial Position.

          Borrower follows the full-cost method of accounting for oil and gas properties. Under this method, all costs associated with the development, exploration and acquisition of oil and gas properties are capitalized. If capitalized costs, net of amortization and related deferred taxes, exceed the full-cost ceiling, the excess would be expensed in the period such excess occurs. Calculation of the full-cost ceiling includes an estimate of the discounted value of future net revenue attributable to proved reserves using various assumptions and parameters consistent with promulgations of the Securities and Exchange Commission, and such calculation is sensitive to changes in prevailing oil and gas prices.

          Oil and natural gas prices are volatile and reflect seasonal factors, as well as other supply and demand conditions. Declines in prices at December 31, 1998, or in the future, could result in a requirement that Borrower recognize an impairment expense at December 31, 1998 or in a future period.

2.   Section 5.1(g). Other Obligations.       NONE

3.   Section 5.1(i).  Litigation.       NONE

4.   Section 5.1(j).  ERISA Liabilities.

          In connection with reductions in Borrower's staff during 1996, Borrower voluntarily treated some departing staff members as having been vested in Borrower's pension plan, even though such staff members may not have qualified for such vesting under the express provisions of the plan. On or about August 31, 1996, a partial plan termination relating to accelerated vesting occurred with respect to Borrower's 401(k) plan.

5.   Section 5.1(m).  Names and Places of Business.

          Other names: Basin Operating Company

          Former address of chief executive office:

               633 Seventeenth Street
               Denver, Colorado 80202

          Address of Borrower's Houston office:

               1001 Fannin Street
               Houston, Texas 77002

                                       1-1

                                    EXHIBIT A-1

                                  PROMISSORY NOTE

$40,000,000                                       January 1, 1999
                                                  Denver, Colorado

          FOR VALUE RECEIVED, BASIN EXPLORATION, INC., a Delaware corporation ("Borrower"), promises to pay to the order of NATIONSBANK, N.A. ("Payee"), the principal sum of $40,000,000, or so much thereof as may be advanced hereunder, together with interest on the outstanding balance of such principal amount at the rates provided below.

          This Note in part represents a refinancing and a continuation of the indebtedness evidenced by a Promissory Note dated November 22, 1994, as amended, made by Borrower, payable to the order of Payee's predecessor, in the face amount of $34,000,000. This Note is issued pursuant to, and is subject to the terms and provisions of, the Amended and Restated Credit Agreement dated as of January 1, 1999, among Borrower, Payee, U.S. Bank National Association, and Union Bank of California, N.A., as heretofore or hereafter amended, modified, extended, restated or replaced (the "Credit Agreement"). Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

          The outstanding principal amount of this Note shall be due and payable as provided in the Credit Agreement, in monthly installments due on the last day of each calendar month, as described in the Credit Agreement. The entire outstanding principal balance of this Note shall be due and payable on December 31, 2010 (unless due and payable sooner pursuant to the terms of the Credit Agreement) and shall bear interest as provided in the Credit Agreement.

          Interest shall accrue daily and shall be due and payable as provided in the Credit Agreement.

          All payments of principal and interest hereon shall be made at Payee's offices at 901 Main Street, 64th Floor, Dallas, Texas 75283,
Attention: Energy Banking Group, or at such other place as Payee shall have designated to Borrower in writing by 10:00 A.M. Denver time on the date due or the date of prepayment (as the case may be) in immediately available funds and without set-off or counterclaim or deduction of any kind. All payments received hereunder shall be applied first to costs of collection, second to accrued interest as of the date of payment and third to the outstanding principal balance of this Note.

                                     A-1-1

          Notwithstanding anything to the contrary contained in this Note, from and after the expiration of any applicable period of grace provided for in the Credit Agreement, overdue principal, and (to the extent permitted under applicable law) overdue interest, whether caused by acceleration of maturity or otherwise, shall bear interest at a fluctuating rate, adjustable the day of any change in such rate, equal to five percentage points above the Base Rate, until paid, and shall be payable monthly or, at the option of the holder hereof, on demand.

          It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest that Payee may charge to Borrower under applicable usury and other laws, but if, notwithstanding, interest in excess of such rate shall be paid hereunder, the interest rate on this Note shall be adjusted to the maximum permitted under applicable law during the period or periods that the interest rate otherwise provided herein would exceed such rate and any excess amount applied at Payee's option to reduce the outstanding principal balance of this Note or to be returned to Borrower.

          This Note is secured by, and the holder of this Note is entitled to the benefits of, the documents described in the Credit Agreement (the "Security Documents"). Reference is made to the Security Documents for a description of the property covered thereby and the rights, remedies and obligations of the holder hereof in respect thereto.

          Subject to the expiration of any applicable period of grace provided for in the Credit Agreement, in the event of: (a) any default in any payment of the principal of or interest on this Note when due and payable, or
(b) any other "Event of Default" (as such term is defined in the Credit Agreement), then the whole principal sum of this Note plus accrued interest and all other obligations of Borrower to holder, direct or indirect, absolute or contingent, now existing or hereafter arising, shall, at the option of Payee, become immediately due and payable, and any or all of the rights and remedies provided herein and in the Credit Agreement and the Security Documents, as they may be amended, modified or supplemented from time to time, may be exercised by Payee.

          If Borrower fails to pay any amount due under this Note and Payee has to take any action to collect the amount due or to exercise its rights under the Security Documents, including without limitation retaining attorneys for collection of this Note, or if any suit or proceeding is brought for the recovery of all or any part of or for protection of the indebtedness or to foreclose the Security Documents or to enforce Payee's rights under the Security Documents, then Borrower agrees to pay on demand all reasonable costs and expenses of any such action to collect, suit or proceeding, or any appeal of any such suit or

                                     A-1-2
proceeding, incurred by Payee, including without limitation the reasonable fees and disbursements of Payee's attorneys and their staff.

          Borrower waives presentment, notice of dishonor and protest, and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party, except as provided in the Credit Agreement. No waiver of any payment or other right under this Note shall operate as a waiver of any other payment or right.

          If any provision in this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction.

          No delay or failure of the holder of this Note in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right by the holder hereof, and no exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the holder may have.

          All notices given hereunder shall be given as provided in the Credit Agreement.

          At the option of the holder hereof, an action may be brought to enforce this Note in the District Court in and for the City and County of Denver, State of Colorado, in the United States District Court for the District of Colorado or in any other court in which venue and jurisdiction are proper. Borrower and all signers or endorsers hereof consent to venue and jurisdiction in the District Court in and for the City and County of Denver, State of Colorado and in the United States District Court for the District of Colorado and to service of process under Sections 13-1-124(1)(a) and 13-1-125, Colorado Revised Statutes (1992), as amended, in any action commenced to enforce this Note.

          This Note is to be governed by and construed according to the laws of the State of Colorado.


                                       BASIN EXPLORATION, INC.


                                       By:
                                          ---------------------------
                                          Michael S. Smith,
                                          President

                                     A-1-3

                                 EXHIBIT A-2

                               PROMISSORY NOTE

$40,000,000                                       January 1, 1999
                                                  Denver, Colorado

          FOR VALUE RECEIVED, BASIN EXPLORATION, INC., a Delaware corporation ("Borrower"), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION ("Payee"), the principal sum of $40,000,000, or so much thereof as may be advanced hereunder, together with interest on the outstanding balance of such principal amount at the rates provided below.

          This Note in part represents a refinancing and a continuation of the indebtedness evidenced by a Promissory Note dated November 22, 1994, as amended, made by Borrower, payable to the order of Payee's predecessor, in the face amount of $34,000,000. This Note is issued pursuant to, and is subject to the terms and provisions of, the Amended and Restated Credit Agreement dated as of January 1, 1999, among Borrower, Payee, Nationsbank, N.A., and Union Bank of California, N.A., as heretofore or hereafter amended, modified, extended, restated or replaced (the "Credit Agreement"). Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

          The outstanding principal amount of this Note shall be due and payable as provided in the Credit Agreement, in monthly installments due on the last day of each calendar month, as described in the Credit Agreement. The entire outstanding principal balance of this Note shall be due and payable on December 31, 2010 (unless due and payable sooner pursuant to the terms of the Credit Agreement) and shall bear interest as provided in the Credit Agreement.

          Interest shall accrue daily and shall be due and payable as provided in the Credit Agreement.

          All payments of principal and interest hereon shall be made at Payee's offices at 918 Seventeenth Street, Denver, Colorado 80202, or at such other place as Payee shall have designated to Borrower in writing by 10:00 A.M. Denver time on the date due or the date of prepayment (as the case may be) in immediately available funds and without set-off or counterclaim or deduction of any kind. All payments received hereunder shall be applied first to costs of collection, second to accrued interest as of the date of payment and third to the outstanding principal balance of this Note.

                                     A-2-1

          Notwithstanding anything to the contrary contained in this Note, from and after the expiration of any applicable period of grace provided for in the Credit Agreement, overdue principal, and (to the extent permitted under applicable law) overdue interest, whether caused by acceleration of maturity or otherwise, shall bear interest at a fluctuating rate, adjustable the day of any change in such rate, equal to five percentage points above the Base Rate, until paid, and shall be payable monthly or, at the option of the holder hereof, on demand.

          It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest that Payee may charge to Borrower under applicable usury and other laws, but if, notwithstanding, interest in excess of such rate shall be paid hereunder, the interest rate on this Note shall be adjusted to the maximum permitted under applicable law during the period or periods that the interest rate otherwise provided herein would exceed such rate and any excess amount applied at Payee's option to reduce the outstanding principal balance of this Note or to be returned to Borrower.

          This Note is secured by, and the holder of this Note is entitled to the benefits of, the documents described in the Credit Agreement (the "Security Documents"). Reference is made to the Security Documents for a description of the property covered thereby and the rights, remedies and obligations of the holder hereof in respect thereto.

          Subject to the expiration of any applicable period of grace provided for in the Credit Agreement, in the event of: (a) any default in any payment of the principal of or interest on this Note when due and payable, or
(b) any other "Event of Default" (as such term is defined in the Credit Agreement), then the whole principal sum of this Note plus accrued interest and all other obligations of Borrower to holder, direct or indirect, absolute or contingent, now existing or hereafter arising, shall, at the option of Payee, become immediately due and payable, and any or all of the rights and remedies provided herein and in the Credit Agreement and the Security Documents, as they may be amended, modified or supplemented from time to time, may be exercised by Payee.

          If Borrower fails to pay any amount due under this Note and Payee has to take any action to collect the amount due or to exercise its rights under the Security Documents, including without limitation retaining attorneys for collection of this Note, or if any suit or proceeding is brought for the recovery of all or any part of or for protection of the indebtedness or to foreclose the Security Documents or to enforce Payee's rights under the Security Documents, then Borrower agrees to pay on demand all reasonable costs and expenses of any such action to collect, suit or proceeding, or any appeal of any such suit or

                                     A-2-2
proceeding, incurred by Payee, including without limitation the reasonable fees and disbursements of Payee's attorneys and their staff.

          Borrower waives presentment, notice of dishonor and protest, and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party, except as provided in the Credit Agreement. No waiver of any payment or other right under this Note shall operate as a waiver of any other payment or right.

          If any provision in this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction.

          No delay or failure of the holder of this Note in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right by the holder hereof, and no exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the holder may have.

          All notices given hereunder shall be given as provided in the Credit Agreement.

          At the option of the holder hereof, an action may be brought to enforce this Note in the District Court in and for the City and County of Denver, State of Colorado, in the United States District Court for the District of Colorado or in any other court in which venue and jurisdiction are proper. Borrower and all signers or endorsers hereof consent to venue and jurisdiction in the District Court in and for the City and County of Denver, State of Colorado and in the United States District Court for the District of Colorado and to service of process under Sections 13-1-124(1)(a) and 13-1-125, Colorado Revised Statutes (1992), as amended, in any action commenced to enforce this Note.

          This Note is to be governed by and construed according to the laws of the State of Colorado.


                                       BASIN EXPLORATION, INC.


                                       By:
                                          ---------------------------
                                          Michael S. Smith,
                                          President

                                     A-2-3

                                   EXHIBIT A-3

                                 PROMISSORY NOTE

$30,000,000                                       January 1, 1999
                                                  Denver, Colorado

          FOR VALUE RECEIVED, BASIN EXPLORATION, INC., a Delaware corporation ("Borrower"), promises to pay to the order of UNION BANK OF CALIFORNIA, N.A. ("Payee"), the principal sum of $30,000,000, or so much thereof as may be advanced hereunder, together with interest on the outstanding balance of such principal amount at the rates provided below.

          This Note in part represents a refinancing and a continuation of the indebtedness evidenced by a Promissory Note dated November 22, 1994, as amended, made by Borrower, payable to the order of Payee's predecessor, in the face amount of $34,000,000. This Note is issued pursuant to, and is subject to the terms and provisions of, the Amended and Restated Credit Agreement dated as of January 1, 1999, among Borrower, Payee, Nationsbank, N.A. and U.S. Bank National Association, as heretofore or hereafter amended, modified, extended, restated or replaced (the "Credit Agreement"). Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

          The outstanding principal amount of this Note shall be due and payable as provided in the Credit Agreement, in monthly installments due on the last day of each calendar month, as described in the Credit Agreement. The entire outstanding principal balance of this Note shall be due and payable on December 31, 2010 (unless due and payable sooner pursuant to the terms of the Credit Agreement) and shall bear interest as provided in the Credit Agreement.

          Interest shall accrue daily and shall be due and payable as provided in the Credit Agreement.

          All payments of principal and interest hereon shall be made at Payee's offices at 500 North Akard Street, Suite 4200, Dallas, Texas 75201, or at such other place as Payee shall have designated to Borrower in writing by 10:00 A.M. Denver time on the date due or the date of prepayment (as the case may be) in immediately available funds and without set-off or counterclaim or deduction of any kind. All payments received hereunder shall be applied first to costs of collection, second to accrued interest as of the date of payment and third to the outstanding principal balance of this Note.

                                     A-3-1

          Notwithstanding anything to the contrary contained in this Note, from and after the expiration of any applicable period of grace provided for in the Credit Agreement, overdue principal, and (to the extent permitted under applicable law) overdue interest, whether caused by acceleration of maturity or otherwise, shall bear interest at a fluctuating rate, adjustable the day of any change in such rate, equal to five percentage points above the Base Rate, until paid, and shall be payable monthly or, at the option of the holder hereof, on demand.

          It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest that Payee may charge to Borrower under applicable usury and other laws, but if, notwithstanding, interest in excess of such rate shall be paid hereunder, the interest rate on this Note shall be adjusted to the maximum permitted under applicable law during the period or periods that the interest rate otherwise provided herein would exceed such rate and any excess amount applied at Payee's option to reduce the outstanding principal balance of this Note or to be returned to Borrower.

          This Note is secured by, and the holder of this Note is entitled to the benefits of, the documents described in the Credit Agreement (the "Security Documents"). Reference is made to the Security Documents for a description of the property covered thereby and the rights, remedies and obligations of the holder hereof in respect thereto.

          Subject to the expiration of any applicable period of grace provided for in the Credit Agreement, in the event of: (a) any default in any payment of the principal of or interest on this Note when due and payable, or
(b) any other "Event of Default" (as such term is defined in the Credit Agreement), then the whole principal sum of this Note plus accrued interest and all other obligations of Borrower to holder, direct or indirect, absolute or contingent, now existing or hereafter arising, shall, at the option of Payee, become immediately due and payable, and any or all of the rights and remedies provided herein and in the Credit Agreement and the Security Documents, as they may be amended, modified or supplemented from time to time, may be exercised by Payee.

          If Borrower fails to pay any amount due under this Note and Payee has to take any action to collect the amount due or to exercise its rights under the Security Documents, including without limitation retaining attorneys for collection of this Note, or if any suit or proceeding is brought for the recovery of all or any part of or for protection of the indebtedness or to foreclose the Security Documents or to enforce Payee's rights under the Security Documents, then Borrower agrees to pay on demand all reasonable costs and expenses of any such action to collect, suit or proceeding, or any appeal of any such suit or

                                     A-3-2
proceeding, incurred by Payee, including without limitation the reasonable fees and disbursements of Payee's attorneys and their staff.

          Borrower waives presentment, notice of dishonor and protest, and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party, except as provided in the Credit Agreement. No waiver of any payment or other right under this Note shall operate as a waiver of any other payment or right.

          If any provision in this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction.

          No delay or failure of the holder of this Note in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right by the holder hereof, and no exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the holder may have.

          All notices given hereunder shall be given as provided in the Credit Agreement.

          At the option of the holder hereof, an action may be brought to enforce this Note in the District Court in and for the City and County of Denver, State of Colorado, in the United States District Court for the District of Colorado or in any other court in which venue and jurisdiction are proper. Borrower and all signers or endorsers hereof consent to venue and jurisdiction in the District Court in and for the City and County of Denver, State of Colorado and in the United States District Court for the District of Colorado and to service of process under Sections 13-1-124(1)(a) and 13-1-125, Colorado Revised Statutes (1992), as amended, in any action commenced to enforce this Note.

          This Note is to be governed by and construed according to the laws of the State of Colorado.


                                       BASIN EXPLORATION, INC.


                                       By:
                                          ---------------------------
                                          Michael S. Smith,
                                          President

                                     A-3-3

                                   EXHIBIT B

                                ADVANCE REQUEST

                                   _______, 199_

Nationsbank, N.A.

Gentlemen:

          1. This Advance Request is delivered to you pursuant to Section 2.1(c) of the Amended and Restated Credit Agreement dated as of January 1, 1999, as amended (the "Credit Agreement"), among Basin Exploration, Inc. ("Borrower") and the Lenders named therein (collectively, "Lenders"). Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

          2.  Borrower hereby requests an Advance as follows:
              (a) Proposed Date of Advance:
              (b) Amount of Advance:
              (c) Facility A or Facility B:

          3. Borrower hereby represents and warrants that as of the date hereof and as of the date of the Advance requested hereunder, all statements contained in Section 4.2 of the Credit Agreement are and will be true and correct in all material respects.

          4. Borrower agrees that if, at any time prior to the date of the Advance requested by Borrower hereunder, any representation or warranty of Borrower contained herein is not true and correct as of such time, Borrower will immediately so notify Lenders. Except to the extent of any such notification by Borrower, the acceptance by Borrower of any Advance requested hereunder shall be deemed a re-certification by Borrower as of the date of such Advance of the representations and warranties made by Borrower herein.


                                       BASIN EXPLORATION, INC.


                                       By:
                                          ---------------------------
                                          Title:

                                     EXHIBIT C

                      REQUEST FOR ISSUANCE OF LETTER OF CREDIT

                                   ________, 199_

Nationsbank, N.A.

Gentlemen:

          1. This Request for Issuance of Letter of Credit is delivered to you pursuant to Section 2.1(c) of the Amended and Restated Credit Agreement dated as of January 1, 1999, as amended (the "Credit Agreement"), among Basin Exploration, Inc. ("Borrower") and the Lenders named therein (collectively, "Lenders"). Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

          2. Borrower hereby requests that Lenders issue a Letter of Credit as follows:

              (a) Name of Beneficiary:
              (b) Proposed Issuance Date:
              (c) Expiration Date:
              (d) Face Amount:
              (e) Payment Instructions (if any):
              (f) Facility A or Facility B:

          3. Borrower hereby represents and warrants that as of the date hereof and as of the date of issuance of the requested Letter of Credit, all statements contained in Section 4.2 of the Credit Agreement are and will be true and correct in all material respects.

          4. Borrower agrees that if, at any time prior to the date of issuance of the Letter of Credit requested by Borrower hereunder, any representation or warranty of Borrower contained herein is not true and correct as of such time, Borrower will immediately so notify Lenders. Except to the extent of any such notification by Borrower, the acceptance by Borrower of any Letter of Credit requested hereunder shall be deemed a re-certification by Borrower as of the date of such Advance of the representations and warranties made by Borrower herein.


                                       BASIN EXPLORATION, INC.


                                       By:
                                          ---------------------------
                                          Title:

                                    EXHIBIT D

                                  RATE ELECTION

                                   ________, 199_

Nationsbank, N.A.

Gentlemen:

          1. This Rate Election is delivered to you pursuant to Section 2.8(a) of the Amended and Restated Credit Agreement dated as of January 1, 1999, as amended (the "Credit Agreement"), among Basin Exploration, Inc. ("Borrower") and the Lenders named therein (collectively, "Lenders"). Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

          2.  Borrower hereby elects a Fixed Rate Portion as follows:

              (a) Amount of Fixed Rate Portion:
              (b) Beginning Date of Interest Period:
              (c) Length of Interest Period (Months):
              (d) Facility A or Facility B:

          3. Borrower hereby represents and warrants that as of the date hereof and as of the requested beginning date of the Interest Period, all statements contained in Section 4.2 of the Credit Agreement are and will be true and correct in all material respects.

          4. Borrower agrees that if, at any time prior to the beginning date of the Interest Period requested by Borrower hereunder, any representation or warranty of Borrower contained herein is not true and correct as of such time, Borrower will immediately so notify Lenders. Except to the extent of any such notification by Borrower, the beginning of any Interest Period as to any Fixed Rate Portion requested hereunder shall be deemed a re-certification by Borrower as of such date of the representations and warranties made by Borrower herein.

          5.  On the date hereof, the Usage Ratio is _________.


                                       BASIN EXPLORATION, INC.


                                       By:
                                          ---------------------------
                                          Title:

                                       D-1